CYPRUS AMAX MINERALS COMPANY

                              THRIFT PLAN

                     FOR BARGAINING UNIT EMPLOYEES





                       Effective August 1, 1965
            Amended and Restated Effective January 1, 1989
     (Incorporating Amendments Effective Through January 1, 1994)

                     CYPRUS AMAX MINERALS COMPANY
                              THRIFT PLAN
                     FOR BARGAINING UNIT EMPLOYEES

                           TABLE OF CONTENTS

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ARTICLE I      DEFINITIONS . . . . . . . . . . . . . . . . . . . .   2
     1.01  "Act" or "ERISA". . . . . . . . . . . . . . . . . . . .   2
     1.02  "Annual Additions". . . . . . . . . . . . . . . . . . .   2
     1.03  "Beneficial Owner". . . . . . . . . . . . . . . . . . .   2
     1.04  "Change in Control" . . . . . . . . . . . . . . . . . .   2
     1.05  "Code". . . . . . . . . . . . . . . . . . . . . . . . .   5
     1.06  "Committee" . . . . . . . . . . . . . . . . . . . . . .   5
     1.07  "Company" . . . . . . . . . . . . . . . . . . . . . . .   5
     1.08  "Compensation". . . . . . . . . . . . . . . . . . . . .   5
     1.09  "Current Market Value". . . . . . . . . . . . . . . . .   6
     1.10  "Defined Benefit Plan Fraction" . . . . . . . . . . . .   6
     1.11  "Defined Contribution Plan Fraction". . . . . . . . . .   6
     1.12  "Distribution Date" . . . . . . . . . . . . . . . . . .   6
     1.13  "Effective Date". . . . . . . . . . . . . . . . . . . .   7
     1.14  "Eligibility Date". . . . . . . . . . . . . . . . . . .   7
     1.15  "Eligible Employee" . . . . . . . . . . . . . . . . . .   7
     1.16  "Eligible Participant". . . . . . . . . . . . . . . . .   7
     1.17  "Employer". . . . . . . . . . . . . . . . . . . . . . .   7
     1.18  "Exchange Act". . . . . . . . . . . . . . . . . . . . .   7
     1.19  "Highly Compensated Employee" . . . . . . . . . . . . .   7
     1.20  "Hour of Service" . . . . . . . . . . . . . . . . . . .   7
     1.21  "Matching Contributions". . . . . . . . . . . . . . . .   8
     1.22  "One-Year Break in Service" . . . . . . . . . . . . . .   8
     1.23  "Participant" . . . . . . . . . . . . . . . . . . . . .   9
     1.24  "Permanent Layoff". . . . . . . . . . . . . . . . . . .   9
     1.25  "Plan". . . . . . . . . . . . . . . . . . . . . . . . .   9
     1.26  "Plan Year" . . . . . . . . . . . . . . . . . . . . . .   9
     1.27  "Related Company" . . . . . . . . . . . . . . . . . . .   9
     1.28  "Retirement". . . . . . . . . . . . . . . . . . . . . .  10
     1.29  "Rollover Contribution" . . . . . . . . . . . . . . . .  10
     1.30  "Section 401(k) Contribution" . . . . . . . . . . . . .  10
     1.31  "Section 415 Compensation". . . . . . . . . . . . . . .  10
     1.32  "Service" . . . . . . . . . . . . . . . . . . . . . . .  11
     1.33  "Subsidiary". . . . . . . . . . . . . . . . . . . . . .  11
     1.34  "Termination of Employment" . . . . . . . . . . . . . .  11
     1.35  "Total and Permanent Disability". . . . . . . . . . . .  11
     1.36  "Trustee" . . . . . . . . . . . . . . . . . . . . . . .  11
     1.37  "Valuation Date". . . . . . . . . . . . . . . . . . . .  11
     1.38  "Voluntary Contributions" . . . . . . . . . . . . . . .  11
     1.39  "Year of Service" . . . . . . . . . . . . . . . . . . .  11

ARTICLE II     PARTICIPATION ELIGIBLE FOR MATCHING
               CONTRIBUTIONS . . . . . . . . . . . . . . . . . . .  13
     2.01  Eligibility . . . . . . . . . . . . . . . . . . . . . .  13
     2.02  Election by Participant . . . . . . . . . . . . . . . .  13
     2.03  Types of Contributions That Can Be Elected. . . . . . .  14
     2.04  Change of Election. . . . . . . . . . . . . . . . . . .  14

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     2.05  Cessation of Participation. . . . . . . . . . . . . . .  14
     2.06  Section 401(k) Contributions. . . . . . . . . . . . . .  14
     2.07  After-Tax Contributions . . . . . . . . . . . . . . . .  16

ARTICLE III    CONTRIBUTIONS BY PARTICIPANTS . . . . . . . . . . .  19
     3.01  Participant Contributions . . . . . . . . . . . . . . .  19
     3.02  Crediting of Contributions. . . . . . . . . . . . . . .  19
     3.03  Rollover Contributions. . . . . . . . . . . . . . . . .  19

ARTICLE IV     COMPANY CONTRIBUTIONS . . . . . . . . . . . . . . .  21
     4.01  Company Contributions . . . . . . . . . . . . . . . . .  21
     4.02  Maximum Contributions . . . . . . . . . . . . . . . . .  21

ARTICLE V      INVESTMENT OF FUNDS . . . . . . . . . . . . . . . .  23
     5.01  Investment of Contributions . . . . . . . . . . . . . .  23
     5.02  Participant Contributions . . . . . . . . . . . . . . .  23
     5.03  Company Contributions . . . . . . . . . . . . . . . . .  24
     5.04  Participant Investment Direction. . . . . . . . . . . .  24
     5.05  Participant Risk. . . . . . . . . . . . . . . . . . . .  24
     5.06  Fees. . . . . . . . . . . . . . . . . . . . . . . . . .  24
     5.07  Voting of Company Stock . . . . . . . . . . . . . . . .  24

ARTICLE VI     VALUATION OF TRUST. . . . . . . . . . . . . . . . .  26
     6.01  Valuation of the Trust. . . . . . . . . . . . . . . . .  26

ARTICLE VII    METHOD OF RECORDING PARTICIPANTS' INTERESTS . . . .  27
     7.01  Participants' Accounts. . . . . . . . . . . . . . . . .  27
     7.02  Adjustment to Account . . . . . . . . . . . . . . . . .  27

ARTICLE VIII   VESTING . . . . . . . . . . . . . . . . . . . . . .  28
     8.01  Vesting . . . . . . . . . . . . . . . . . . . . . . . .  28
     8.02  Years of Service for Vesting. . . . . . . . . . . . . .  28

ARTICLE IX     DISTRIBUTION UPON TERMINATION OF EMPLOYMENT . . . .  29
     9.01  Distributions . . . . . . . . . . . . . . . . . . . . .  29
     9.02  Distribution to Vested Terminated Participant . . . . .  31
     9.03  Direct Rollovers. . . . . . . . . . . . . . . . . . . .  32

ARTICLE X      WITHDRAWALS AND LOANS . . . . . . . . . . . . . . .  34
     10.01  Withdrawals of March 31, 1994 Accounts Before
               Age 59-1/2. . . . . . . . . . . . . . . . . . . . .  34
     10.02  Inservice Withdrawals of March 31, 1994 Account
               After Age 59-1/2. . . . . . . . . . . . . . . . . .  35
     10.03  Inservice Withdrawals After April 1, 1994. . . . . . .  35
     10.04  Hardship Withdrawals After April 1, 1994 . . . . . . .  35
     10.05  Withdrawal Application . . . . . . . . . . . . . . . .  39
     10.06  Loans Before April 1, 1994 . . . . . . . . . . . . . .  39
     10.07  Loans Made After April 1, 1994 . . . . . . . . . . . .  42
     10.08  Loan Procedures. . . . . . . . . . . . . . . . . . . .  44

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ARTICLE XI     BENEFICIARIES AND GUARDIANS OR LEGAL
               REPRESENTATIVES . . . . . . . . . . . . . . . . . .  47
     11.01  Beneficiary Designation. . . . . . . . . . . . . . . .  47
     11.02  Incapacity . . . . . . . . . . . . . . . . . . . . . .  47

ARTICLE XII    THE TRUSTEE . . . . . . . . . . . . . . . . . . . .  48
     12.01  Trustee. . . . . . . . . . . . . . . . . . . . . . . .  48
     12.02  Trust Fund . . . . . . . . . . . . . . . . . . . . . .  48

ARTICLE XIII   THE COMMITTEE . . . . . . . . . . . . . . . . . . .  49
     13.01  Committee. . . . . . . . . . . . . . . . . . . . . . .  49
     13.02  Quorum . . . . . . . . . . . . . . . . . . . . . . . .  49
     13.03  Procedure. . . . . . . . . . . . . . . . . . . . . . .  49
     13.04  Powers and Duties. . . . . . . . . . . . . . . . . . .  49
     13.05  Disbursements from the Trust . . . . . . . . . . . . .  50
     13.06  Appointment of Investment Manager. . . . . . . . . . .  50
     13.07  Appointment of Insurance Company . . . . . . . . . . .  51
     13.08  Records. . . . . . . . . . . . . . . . . . . . . . . .  51
     13.09  Expenses . . . . . . . . . . . . . . . . . . . . . . .  51
     13.10  Claims Procedure . . . . . . . . . . . . . . . . . . .  51

ARTICLE XIV    NON-ASSIGNABILITY OF FUNDS. . . . . . . . . . . . .  54
     14.01  Non-assignment . . . . . . . . . . . . . . . . . . . .  54

ARTICLE XV     AMENDMENT, TERMINATION OR MERGER. . . . . . . . . .  55
     15.01  Amendment or Termination . . . . . . . . . . . . . . .  55
     15.02  No Reversion . . . . . . . . . . . . . . . . . . . . .  55
     15.03  Merger, Consolidation or Transfer. . . . . . . . . . .  55

ARTICLE XVI    TOP-HEAVY PROVISIONS. . . . . . . . . . . . . . . .  56
     16.01  Definitions. . . . . . . . . . . . . . . . . . . . . .  56
     16.02  Determination of Top-Heaviness . . . . . . . . . . . .  57
     16.03  Top-Heavy Provisions . . . . . . . . . . . . . . . . .  57

ARTICLE XVII   GENERAL PROVISIONS. . . . . . . . . . . . . . . . .  60
     17.01  Statement of Account . . . . . . . . . . . . . . . . .  60
     17.02  No Employment Rights . . . . . . . . . . . . . . . . .  60
     17.03  Furnishing Data. . . . . . . . . . . . . . . . . . . .  60
     17.04  Governing Law. . . . . . . . . . . . . . . . . . . . .  60
     17.05  Additional Company Contributions . . . . . . . . . . .  60
     17.06  Rights Affected and Preservation of Accrued
          Benefit. . . . . . . . . . . . . . . . . . . . . . . . .  61
     17.07  Severability of Provisions . . . . . . . . . . . . . .  61
     17.08  No Interest in Fund. . . . . . . . . . . . . . . . . .  61
     17.09  Withholding. . . . . . . . . . . . . . . . . . . . . .  61
     17.10  Construction . . . . . . . . . . . . . . . . . . . . .  61

EXHIBIT A. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

                     CYPRUS AMAX MINERALS COMPANY
                              THRIFT PLAN
                     FOR BARGAINING UNIT EMPLOYEES


          Amax Inc. (the "Company") previously established the Amax Inc. Employee Stock Purchase Thrift Plan (the "Plan") effective
August 1, 1965, which Plan was redesignated, effective October 1, 1986, as the Amax Inc. Thrift Plan for Bargaining Unit Employees. The purpose of the Plan is to encourage thrift on the part of employees by the Company matching a portion of their own contributions and thus to enable them to participate in the Company's earnings and to build additional funds for retirement.

          Effective November 15, 1993, Amax, Inc. was merged into Cyprus Minerals Company and as a result the Plan has been renamed to be the Cyprus Amax Minerals Company Thrift Plan for Bargaining Unit Employees. The Plan herein is amended and restated effective January 1, 1989, but incorporates all amendments to the Plan that are effective through December 31, 1994.


                               ARTICLE I

                              DEFINITIONS
                              -----------

          As used herein:

          1.01  "Act" or "ERISA" shall mean the Employee
                 ---      -----
Retirement Income Security Act of 1974, as amended.

          1.02  "Annual Additions" shall mean the sum credited to
                 ----------------
a Participant's Account for any Plan Year of (a) Employer contributions (including Section 401(k) Contributions); (b) the lesser of Participant contributions in excess of six percent (6%) of
Section 415 compensation or one-half (1/2) of such Participant contributions; and (c) forfeitures.

          1.03  "Beneficial Owner" shall mean, with respect to
                 ----------------
any securities, shall mean any person who, directly or indirectly, has or shares the right to vote or dispose of such securities or otherwise has "beneficial ownership" of such securities (within the meaning of Rule 13d-3 and Rule 13d-5 (as such Rules are in effect on February 1,
1991) under the Exchange Act), including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided,
                                                          --------
however, that (i) a person shall not be deemed the Beneficial Owner
- -------
of any security as a result of any agreement, arrangement or understanding to vote such security (x) arising solely from a revocable proxy or consent solicited pursuant to, and in accordance with, the applicable provisions of the Exchange Act and the rules and regulations thereunder or (y) made in connection with, or otherwise to participate in, a proxy or consent solicitation made, or to be made, pursuant to, and in accordance with, the applicable provisions of the Exchange Act and the rules and regulations thereunder, in either case described in Clause (x) or Clause (y) above whether or not such agreement, arrangement or understanding is also then reportable by such person on Schedule 13D under the Exchange Act (or any comparable or successor report), and (ii) a person engaged in business as an underwriter of securities shall not be deemed to be the Beneficial Owner of any securities acquired through such person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

          1.04  "Change in Control" shall mean the satisfaction
                 -----------------
of one or more of the following conditions:

               (a) any person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of

the Company's then-outstanding securities (a "20% Beneficial Owner"); provided, however, that (1) the term "20% Beneficial
         --------  -------
Owner" shall not include any Beneficial Owner who has crossed such 20 percent threshold solely as a result of an acquisition of securities directly from the Company, or solely as a result of an acquisition by the Company of Company securities, until such time thereafter as such person acquires additional voting securities other than directly from the Company and, after giving effect to such acquisition, such person would constitute a 20% Beneficial Owner; and (2) with respect to any person eligible to file a Schedule 13G pursuant to Rule 13d-1(b)(1) under the Exchange Act with respect to Company securities (an "Institutional Investor"), there shall be excluded from the number of securities deemed to be beneficially owned by such person a number of securities representing not more than 10 percent of the combined voting power of the Company's then-outstanding securities;

               (b) during any period of two consecutive years beginning after January 1, 1991, individuals who at the beginning of such period constitute the Board of Directors of the Company together with those individuals who first become Directors during such period (other than by reason of an agreement with the Company in settlement of a proxy contest for the election of directors) and whose election or nomination for election to the Board was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved (the "Continuing Directors"), cease for any reason to constitute a majority of the Board of Directors of the Company;

               (c) the stockholders of the Company approve a merger, consolidation, recapitalization or reorganization of the Company, or a reverse stock split of any class of voting securities of the Company, or the consummation of any such transaction if stockholder approval is not obtained, other than any such transaction which would result in at least 75% of the total voting power represented by the voting securities of the Company or the surviving entity outstanding immediately after such transaction being beneficially owned by persons who together owned at least 75% of the combined voting power of the voting securities of the Company outstanding immediately prior to such transaction, with the relative voting power of each such continuing holder compared to the voting power of each other continuing holder not substantially altered as a result of the transaction; provided
                                                          --------
that, for purposes of this Paragraph, such continuity of ownership
- ----
(and preservation of relative voting power) shall be deemed to be satisfied if the failure to meet such 75% threshold (or to preserve such relative voting power) is due solely to the acquisition of voting securities by an employee

benefit plan of the Company or such surviving entity or of any subsidiary of the Company or such surviving entity;

               (d) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition of all or substantially all the assets of the Company; or

               (e) any other event which the Board of Directors of the Company determines shall constitute a Change in Control for purposes of the Plan.

          A Change in Control shall not be deemed to have occurred if one of the following exceptions applies:

               (a) Unless a majority of the Continuing Directors of the Company determines that the exception set forth in this Paragraph shall not apply, none of the foregoing conditions would have been satisfied but for one or more of the following persons acquiring or otherwise becoming the Beneficial Owner of securities of the Company:

                    (1) any person who has entered into a binding agreement with the Company, which agreement has been approved by two-thirds (2/3) of the Continuing Directors, limiting the acquisition of additional voting securities by such person, the solicitation of proxies by such person or proposals by such person concerning a business combination with the Company (a "Standstill Agreement");

                    (2) any employee benefit plan, or trustee or other fiduciary thereof, maintained by the Company or any subsidiary of the Company;

                    (3)  any subsidiary of the Company; or

                    (4)  the Company.

               (b) Unless a majority of the Continuing Directors of the Company determines that the exception set forth in this Paragraph shall not apply, none of the foregoing conditions would have been satisfied but for the acquisition by the Company of another entity (whether by the merger or consolidation, the acquisition of stock or assets, or otherwise) in exchange, in whole or in part, for securities of the Company, provided that, immediately following such acquisition, the Continuing Directors constitute a majority of the Board of Directors of the Company, or a majority of the board of directors of any other surviving entity, and, in either case, no agreement, arrangement or understanding exists at that time which would cause such

Continuing Directors to cease thereafter to constitute a majority of the Board of Directors or of such other board of directors.

          Notwithstanding the foregoing, unless a majority of the Continuing Directors determines otherwise, no Change in Control shall be deemed to have occurred with respect to a particular Participant if the Change in Control results from actions or events in which such individual is a participant in a capacity other than solely as an officer, employee or director of the Company.

          1.05  "Code" shall mean the Internal Revenue Code of
                 ----
1986, as amended.

          1.06  "Committee" shall mean the Cyprus Amax Minerals
                 ---------
Company Savings Plan Administrator as provided for in Article XIII.

          1.07  "Company" shall mean, prior to November 15, 1993,
                 -------
Amax, Inc. and, after November 14, 1993, Cyprus Amax Minerals Company, and any successor thereto.

          1.08  "Compensation" shall mean regular remuneration,
                 ------------
determined under rules uniformly applicable to all employees similarly situated, paid to a Participant for service rendered to the Company or a Subsidiary, excluding additional or special pay such as shift differentials, overtime, living and similar allowances and incentive compensation.

          Notwithstanding the foregoing, for Plan Years beginning before January 1, 1994, the maximum amount of an Employee's compensation which shall be taken into account under the Plan for a Plan Year shall be (a) $200,000 or (b) $150,000 for Plan Years beginning on and after January 1, 1994, adjusted at the same time and in the same manner as under section 415(d) of the Code. For purposes of the $200,000 or $150,000 limitation referred to above, the Compensation of any Participant who is either a 5-percent owner (as defined in section 416(i)(1) of the Code), or one of the ten most highly paid Highly Compensated Employees (as defined in Section 2.06 hereof) during the Plan Year ("First Participant") shall be aggregated with the Compensation of (i) any Participant who has not attained age 19 and is a lineal descendant of the First Participant, and (ii) any Participant who is the spouse of the First Participant. In any case in which such aggregation would produce Compensation in excess of the $200,000 or $150,000 limitation, the amount of the First Participant's Compensation that is considered under the Plan shall be reduced until the $200,000 or $150,000 limitation is met.

          1.09  "Current Market Value" shall mean
                 --------------------

               (a) as applied to any stocks, bonds or debentures registered for trading on the New York Stock Exchange on any date, shall mean the closing market price on the Composite Tape on such day.


               (b) as applied to any other securities, the fair market value thereof as determined by the Trustee.

          1.10  "Defined Benefit Plan Fraction" shall mean a fraction,
                 -----------------------------

               (a) the numerator of which is the projected annual benefit (determined as of the close of the relevant year) of the Participant under all defined benefit plans maintained by the Company, a Related Company or any organization which bears a relation to the Company or a Related Company described in section 414(m)(2) of the Code, and

               (b) the denominator of which is the lesser of (1) the product of 1.25 multiplied by the dollar limitation in effect under section 415(b)(1)(A) of the Code for the year, or (2) the product of
1.4 multiplied by the amount which may be taken into account under section 415(b)(1)(B) of the Code with respect to the Participant under the Plan for the year.

          1.11  "Defined Contribution Plan Fraction" shall mean a
                 ----------------------------------
fraction,

               (a) the numerator of which is the sum of the Annual Additions to a Participant's accounts under all defined contribution plans maintained by the Company or a Related Company, and

               (b)  the denominator of which is the lesser of

                    (1) the product of 1.25 multiplied by the dollar limitation in effect under section 415(c)(1)(A) of the Code for the year (determined without regard to section 415(c)(6) of the Code), or

                    (2) the product of 1.4 multiplied by the amount which may be taken into account under section 415(c)(1)(B) of the Code (or sections 415(c)(7) or 415(c)(8) of the Code, if applicable) with respect to the Participant under the Plan for the year.

          1.12  "Distribution Date" shall mean the date or dates
                 -----------------
indicated in Section 9.01.

          1.13  "Effective Date" shall mean, except as otherwise
                 --------------
provided herein, January 1, 1989, the effective date of this amended and restated Plan. The original effective date was August 1, 1965.

          1.14  "Eligibility Date" shall mean the first day of the
                 ----------------
month following the month in which an employee becomes an Eligible
Employee.

          1.15  "Eligible Employee" shall mean any hourly employee
                 -----------------
of the Company or a Subsidiary who meets the following conditions:

               (a) Is in a division, class or group of employees set forth in Exhibit A or in such other division, class or group of employees of the Company or Subsidiary which, by appropriate action of the Board of Directors and, if applicable, by the Subsidiary, have been designated to be covered by the Plan;

               (b)  Has completed one Year of Service;

               (c) Is in a unit of employees covered by a collective bargaining agreement if such agreement provides for the application of the Plan to the employees in such unit; and

               (d)  Is at least eighteen years of age.

An Employee who is such solely by reason of being a leased employee within the meaning of section 414(n) or section 414(o) of the Code shall not be an Eligible Employee.

          1.16  "Eligible Participant" shall mean any person who
                 --------------------
is a "party in interest" with respect to the Plan within the meaning of section 3(14) of ERISA.

          1.17  "Employer" shall mean the Company with respect to
                 --------
its employees and shall mean each Subsidiary with respect to its employees.

          1.18  "Exchange Act" shall mean the Securities Exchange
                 ------------
Act of 1934, as amended.

          1.19  "Highly Compensated Employee" shall mean an
                 ---------------------------
individual identified in Section 2.06 of the Plan.

          1.20  "Hour of Service" shall mean
                 ---------------

               (a) each hour for which an employee is directly or indirectly compensated by the Company or a Related Company for the performance of services during the applicable computation period,

               (b) each hour for which an employee is paid or entitled to payment by the Company or a Related Company for reasons (such as vacation, sickness and disability) other than for the performance of duties during the applicable computational period, and

               (c) each hour for which back pay, irrespective of mitigation of damages, has either been awarded or agreed to by the Company or a Related Company for the computational period to which it pertains.

          Hours shall be computed and credited during the applicable computational period pursuant to section 2530.200b-2 of the Department of Labor Regulations which is hereby incorporated by reference.

          1.21  "Matching Contributions" shall mean contributions
                 ----------------------
as defined in Section 2.07.

          1.22  "One-Year Break in Service" shall mean the failure
                 -------------------------
to complete more than 500 hours of Service within a 12-month vesting computation period; provided, however, that an employee's Service shall be deemed not broken during such period as he is temporarily disabled, on an approved leave of absence not in excess of two years, or layoff not in excess of one year, or during such period as he is in the Armed Forces of the United States provided he returns to active employment within 90 days after his earliest eligibility for discharge or release therefrom.

          Notwithstanding the preceding sentence and solely for purposes of this Paragraph, if an Eligible Employee fails to complete more than 500 hours of Service within a 12-month vesting computation period by reason of an absence that occurs on or after the first day of a Plan Year beginning after 1984 and the absence arises because of her pregnancy, the birth or adoption of the Eligible Employee's child (or child care for a period immediately following such birth or adoption), such Eligible Employee shall not necessarily incur a One-Year Break in Service; rather, the Eligible Employee shall be credited for such 12-month vesting computation period with (a) the hours of Service for which the Eligible Employee would have received credit (but for such absence), if determinable, or (b) eight hours of Service per day during such absence.

          If a One-Year Break in Service would not occur in the 12-month vesting computation period that includes the beginning of such absence even in the absence of the preceding sentence, the Eligible Employee shall receive credit for the hours specified under (a) or (b) above in the 12-month vesting computation period immediately following the 12-month vesting

computation period in which such absence initially occurs solely to prevent the occurrence of a One-Year Break in Service in such 12-month vesting computation period.

          Notwithstanding any other provision of this Paragraph, any Eligible Employee shall not be credited with more than 501 hours of Service by reason of such absence.

          1.23  "Participant" shall mean an Eligible Employee who
                 -----------
has elected to participate in the Plan as provided in Article II.

          1.24  "Permanent Layoff" shall mean Termination of
                 ----------------
Employment by reason of the permanent shutdown of a plant, mine, laboratory, department or subdivision thereof, or by reason of a layoff which has continued in excess of one year. For the purposes of the Plan, the layoff of a Participant whose recall to work is unlikely in the opinion of the Participant's Employer shall be considered a Permanent Layoff, if the Participant so elects.

          1.25  "Plan" shall mean this Cyprus Amax Minerals Company
                 ----
Thrift Plan for Bargaining Unit Employees, which is a profit sharing plan with a cash or deferred arrangement.

          1.26  "Plan Year" means the twelve-month period beginning
                 ---------
on January 1 and ending on December 31.

          1.27  "Related Company" shall mean
                 ---------------

               (a) each corporation which is a member of a controlled group of corporations (within the meaning of section 1563(a) of the Code, determined without regard to section 1563(a)(4) and (e)(3)(C) thereof) of which the Company is a component member,

               (b) each entity (whether or not incorporated) which is under common control with the Company, as such common control is defined in section 414(c) of the Code and regulations issued thereunder,

               (c) any organization which is a member of an affiliated service group (within the meaning of section 414(m) of the Code) of which the Company or a Related Company is a member and

               (d) any organization which is required by regulations issued under section 414(o) of the Code to be treated as a Related Company.

          The term "Related Company" shall also include each predecessor employer to the extent required by section 414(a) of the Code. Notwithstanding the foregoing, an organization shall

not be considered a Related Company for any purpose under the Plan prior to the date it is considered affiliated under Clauses (a) through (b) above.

          1.28  "Retirement" shall mean
                 ----------

               (a) retirement of a Participant from the employment of the Company or any Subsidiary, with a pension (whether immediate or deferred) under the July 1, 1983 Amax Inc. Retirement Plan for
Salaried Employees or any other retirement plan of the Company or Subsidiary, or

               (b) regardless of eligibility for a pension, termination of employment at any time on or after the date which would be a Participant's normal retirement date if he were a member of the July 1, 1983 Amax Inc. Retirement Plan for Salaried Employees.

          1.29  "Rollover Contribution" shall mean the
                 ---------------------
contribution described in Section 3.03.

          1.30  "Section 401(k) Contribution" shall mean a
                 ---------------------------
contribution to the Plan made on behalf of a Participant which he elects, as provided herein, to treat as a contribution made under a cash or deferred arrangement pursuant to section 401(k) of the Code.

          1.31  "Section 415 Compensation" shall mean a
                 ------------------------
Participant's earned income, wages, salaries and fees for professional services and other amounts received for professional services actually rendered in the course of employment with an employer maintaining a plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses) and excluding the following:

               (a) Employer contributions to a plan of deferred compensation which are not included in the employee's gross income for the taxable year in which contributed or employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the employee, or any distributions from a plan of deferred compensation;

               (b)  Amounts realized from the exercise of a
nonqualified stock option, or when restricted stock (or property) held by the employee either becomes freely transferrable or is no longer subject to a substantial risk of forfeiture;

               (c) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

               (d) Other amounts which received special tax benefits, or contributions made by the employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in section 403(b) of the Code (whether or not the amounts are actually excludable from gross income of the Employee).

          1.32  "Service" shall mean service rendered by an
                 -------
employee to the Company or to a Related Company, provided, however, that service rendered by an Eligible Employee prior to January 1, 1988 during a period in which he declined to make contributions under the Plan and in which there is no balance in his Account under the Plan shall be disregarded for vesting purposes.

          1.33  "Subsidiary" shall mean a corporation the majority
                 ----------
of whose outstanding stock is owned by the Company.

          1.34  "Termination of Employment" shall mean a
                 -------------------------
termination of service other than by reason of transfer to other employment with the Company or a Subsidiary. The employment of a Participant who is on an approved leave of absence in excess of 2 years or who is on layoff in excess of 1 year shall be considered as terminated for all purposes of the Plan. The employment of a Participant who is in the Armed Forces of the United States shall be considered as terminated if be does not return to active employment within 90 days after his earliest eligibility for discharge or release therefrom.

          1.35  "Total and Permanent Disability" shall mean
                 ------------------------------
disablement by injury or disease, which results in total incapacitation, mental or physical, and which is likely to be permanent, as determined by a licensed physician. A Participant who has been placed on a total and permanent disability allowance under any retirement or insurance plan of the Company or any Subsidiary shall be deemed to be totally and permanently disabled under the Plan.

          1.36  "Trustee" shall mean the Trustee provided for in
                 -------
Article XII.

          1.37  "Valuation Date" shall mean the day the investments
                 --------------
of the Plan are valued. A Valuation Date shall occur on each business day on which the Plan's recordkeeper and the New York Stock Exchange are open for business.

          1.38  "Voluntary Contributions" shall mean the
                 -----------------------
contributions as defined in Section 2.07.

          1.39  "Year of Service" shall mean each year,
                 ---------------
commencing on an employee's employment date and anniversaries

thereof, in which an employee has 1,000 or more Hours of Service. All prior Years of Service shall be counted in determining an employee's eligibility to participate in the Plan, without regard to the occurrence of any Breaks in Service.

                              ARTICLE II

           PARTICIPATION ELIGIBLE FOR MATCHING CONTRIBUTIONS
           -------------------------------------------------

          2.01  Eligibility.
                -----------

               (a) Any employee who was a Participant on November 1, 1986 shall continue to be a Participant.

               (b) Any other employee may become a Participant on his Eligibility Date or the first day of any calendar month following his Eligibility Date by filing with the Committee or its secretary not later than 10 days prior to such date a written application on a form provided by the Committee. In the application the employee shall:

                    (1)  agree to accept all of the terms and
conditions of the Plan,

                    (2) authorize his Employer or Employers to deduct an amount as provided in either Section 2.02 or 2.03 from his Compensation,

                    (3) elect pursuant to Section 5.02 the investment funds in which the contributions made pursuant to this Article will be invested, and

                    (4) designate a beneficiary or beneficiaries to receive any payment or distribution due upon his death.

               (c) Notwithstanding the above, an employee whose participation in the Plan has terminated shall again become a Participant in the Plan immediately upon his reemployment as an Eligible Employee by filing with his Employer prior to or concurrent with such date a written application in a form described in the immediately preceding paragraph.

          2.02  Election by Participant.
                -----------------------

               (a) A Participant may, in the election filed pursuant to Section 2.01 hereof, authorize his Employer or Employers to deduct up to 6% from his Compensation as his contribution to the Plan, which contribution shall be matched by the Company pursuant to Section 4.01 of the Plan.

               (b) Pursuant to Section 3.01, a Participant may also make an unmatched contribution of up to 10% of his Compensation.

               (c) Notwithstanding Subsections (a) and (b), the total of matched and unmatched after-tax and 401(k) Contributions may not exceed 16% of Compensation.

          2.03  Types of Contributions That Can Be Elected.  At the
                ------------------------------------------
Participant's election, such contributions described in Section 2.02 may be made either on an after-tax basis or on a tax-deferred basis under a salary reduction agreement. Elections must be made according to the procedure prescribed by and on the form provided by and filed with the Committee. Elections to make Participant contributions may be prospective only. Participant contributions will be paid into the Trust Funds by the Company at least monthly.

          2.04  Change of Election.  A Participant may change the
                ------------------
percentage of his Compensation which will be contributed to the Plan by him or on his behalf as a matched 401(k) Contribution, an unmatched 401(k) contribution, a supplemental matched after-tax contribution or as a supplemental unmatched contribution by filing with his Employer a written request on a form provided for such purposes. Such change shall be effective on the first pay period of the next month following at least 15 days prior written notice of the change from the Participant.

          2.05  Cessation of Participation.  A Participant who
                --------------------------
shall cease to be an Eligible Employee shall cease to be a contributor to the Plan but, until his Termination of Employment, shall continue to be a Participant for all other purposes of the Plan so long as there is a balance in his Account. A person shall cease to be a Participant upon the Valuation Date coincident with or next following the date of his Termination of Employment or when there is no balance in his Account.

          2.06  Section 401(k) Contributions.  It is the intent of
                ----------------------------
the Company that all Section 401(k) Contributions made pursuant to Sections 2.03 and 3.01 shall satisfy all the requirements of section 401(k) of the Code. Compliance with section 401(k) of the Code shall be demonstrated by showing that the Plan satisfies one of the Actual Deferral Percentage Tests in accordance with section 401(k) of the Code and the regulations thereunder for each Plan Year.

               (a)  The determination of who is a "Highly
                                                   ------
Compensated Employee" will be made in accordance with section
- --------------------
414(q) of the Code and the regulations thereunder.

               (b) The Committee may estimate at such time or times as the Committee in its discretion shall determine, the extent, if any, to which Section 401(k) Contribution treatment under section 401(k) of the Code may not be available to any Participant or class of Participants with respect to

contributions elected under Sections 2.03 and 3.01 for a Plan Year.
In accordance with any such estimate, the Committee may modify the limits on contributions which may be elected under Sections 2.03 and
3.01 for Section 401(k) Contributions for any Participant or class of Participants. For purposes of the Actual Deferral Percentage Tests under this Section 2.06, the Committee, in its sole and absolute discretion, may treat all or any part of any Company contributions or allocations under Article IV as Section 401(k) Contributions to the extent permitted under section 401(k) of the Code and the regulations thereunder. If, pursuant to the estimates by the Committee described above or otherwise, the Committee in its sole and absolute discretion shall determine that, after application, if at all, of the previous sentence, neither of the Actual Deferral Percentage Tests described in Paragraph (a) of this Section 2.06 will be satisfied for any Plan Year or that a Participant or class of Participants is not eligible for
Section 401(k) Contribution treatment for any or all of the contributions elected under Sections 2.03 and 3.01, then the Committee may elect, in its sole and absolute discretion, to pursue any of the following courses of action or any combination thereof:

                    (1) Excess Section 401(k) Contributions elected under Section 3.01 may be redesignated as supplementary voluntary contributions and accounted for under Section 3.01 to the extent such redesignated contributions, when considered together with other supplemental voluntary contributions, would not exceed the limits of
Section 3.01; and excess Section 401(k) Contributions elected under
Section 2.03 may be redesignated as after tax contributions and accounted for under Section 2.02. Adjustments to withhold any federal, state or local taxes due on such amounts may be made by the Company against Compensation yet to be paid to the affected Participant during that year.

                    (2) Excess Section 401(k) Contributions elected under Sections 2.03 and 3.01, and any earnings attributable thereto through the date of distribution, may be returned to the Employer employing the Participant, solely for the purpose of enabling that Employer to withhold any federal, state or local taxes due on such amounts. Such Employer shall pay all remaining amounts to the Participant within the 2-1/2 month period following the close of the Plan Year to which the excess Section 401(k) Contributions relate to the extent feasible, but in all events no later than 12 months after the close of such Plan Year.

                    (3) The Committee may authorize a suspension or reduction of Section 401(k) Contributions elected under Sections 2.03 and 3.01 in accordance with rules promulgated by the Committee. These rules may include provisions authorizing

the suspension or reduction of Section 401(k) Contributions above a specified dollar amount or percentage of Compensation.

In addition, the Company, in its discretion, may make a contribution to the Plan to be allocated by the Committee among the accounts of Eligible Employees who are not Highly Compensated Employees.

               (c) The amount of excess Section 401(k) Contributions for purposes of Section 2.06(c) shall be determined by the Committee by reducing the Actual Deferral Percentage (as determined in accordance with section 401(k)(3) of the Code and the regulations thereunder) of the Highly Compensated Employee(s) with the highest Actual Deferral Percentage to the extent required to enable the Plan to satisfy one of the Actual Deferral Percentage Tests or to cause the Actual Deferral Percentage of such Employee(s) to equal the Actual Deferral Percentage of the Highly Compensated Employee(s) with the next-highest Actual Deferral Percentage. The process in the preceding sentence shall be repeated until the Plan satisfies one of the Actual Deferral Percentage Tests. The amount of any reduction in an Employee's Section 401(k) Contributions necessary to reduce such Employee's Actual Deferral Percentage in accordance with this Paragraph shall constitute excess Section 401(k) Contributions. The earnings attributable to excess Section 401(k) Contributions shall be determined by the Committee in accordance with section 401 of the Code and the regulations thereunder. The Committee will not be liable to any Participant (or his Beneficiary, if applicable) for any losses caused by inaccurately estimating the amount of any Participant's excess Section 401(k) Contribution and earnings attributable to
Section 401(k) Contributions.

          2.07  After-Tax Contributions.
                -----------------------

               (a) It is the intent of the Company that all after-tax contributions elected under Section 2.02 (including any Section 401(k) Contributions recharacterized as after-tax contributions pursuant to
Section 2.06), together with all supplemental voluntary contributions elected under Section 3.01 (including any Section 401(k) Contributions recharacterized as supplemental voluntary contributions pursuant to
Section 2.06) (all such after-tax contributions and supplemental voluntary contributions hereinafter being referred to as "Voluntary Contributions"), and all Company contributions pursuant to
Section 4.01 (excluding any Company contributions treated as Section 401(k) Contributions, if any, pursuant to Section 2.06) (all such Company contributions being hereinafter referred to as "Matching Contributions"), shall satisfy all requirements of section 401(m) of the Code. Compliance with section 401(m) of the Code shall be demonstrated by showing that the Plan satisfies

one of the Actual Contribution Percentage Tests in accordance with section 401(m) of the Code and the regulations thereunder for each Plan Year.

               (b) The Committee may estimate at such time or times as the Committee in its discretion shall determine, the extent, if any, to which Voluntary Contributions may not be made on behalf of any Participant or class of Participants by reason of this Section 2.07. In accordance with any such estimate, the Committee may modify the limits on Voluntary Contributions which may be elected under Sections
2.02 and 3.01 for any Participant or class of Participants. For purposes of the Actual Contribution Percentage Tests under this
Section 2.07, the Committee, in its sole discretion, may treat all or any part of Section 401(k) Contributions as Matching Contributions to the extent permitted under section 401(k) of the Code and the regulations thereunder. Except as otherwise permitted or required by the Code or the regulations thereunder, any such Section 401(k) Contributions that are treated as Matching Contributions shall not be treated as Section 401(k) Contributions for purposes of Section 2.06. In addition, any Matching Contributions treated as Section 401(k) Contributions under Section 2.06 shall not be treated as Matching Contributions for purposes of this Section 2.07, except as otherwise permitted or required by the Code or the regulations thereunder. If, pursuant to the estimates by the Committee described above or otherwise, the Committee in its sole and absolute discretion shall determine that, after application, if at all, of the previous three sentences, neither of the Actual Contribution Percentage Tests described in Paragraph (a) of this Section 2.07 will be satisfied for any Plan Year or that Voluntary Contributions may not be made on behalf of any Participant or class of Participants by reason of this
Section 2.07, then the excess Voluntary Contributions for such Plan Year elected under Section 3.01 and, if necessary, the excess Voluntary Contributions, for such Plan Year elected under
Section 2.02, together with the earnings attributable to such excess Voluntary Contributions through the date of distribution, shall be distributed to the Highly Compensated Employee(s) on whose behalf such contributions were made. The amount of excess Voluntary Contributions for purposes of this Paragraph shall be determined by the Committee by reducing the Actual Contribution Percentage (determined in accordance with section 401(m) of the Code and the regulations thereunder) of the Highly Compensated Employee(s) with the highest Actual Contribution Percentage to the extent required to enable the Plan to satisfy one of the Actual Contribution Percentage Tests or to cause the Actual Contribution Percentage of such Employee(s) to equal the Actual Contribution Percentage of the Highly Compensated Employee(s) with the next-highest Actual Contribution Percentage. The process in the preceding sentence shall be repeated until the Plan satisfies one of the Actual Contribution Percentage Tests.

The amount of any reduction in an Employee's Voluntary Contributions necessary to reduce such Employee's Actual Contribution Percentage shall constitute excess Voluntary Contributions. The earnings attributable to excess Voluntary Contributions shall be determined by the Committee in accordance with section 401(k) of the Code and the regulations thereunder. The Committee will not be liable to any Participant (or his Beneficiary, if applicable) for any losses caused by inaccurately estimating the amount of any Participant's excess Voluntary Contributions and earnings attributable to Voluntary Contributions.

               (c)  The Actual Deferral Percentage Tests under
Section 2.06 and the Actual Contribution Percentage Tests under this
Section 2.07 shall be met in accordance with the prohibition against the multiple use of the alternative limitation under section 401(m)(9) of the Code and the regulations thereunder.

               (d) In the case of a Highly Compensated Employee whose Actual Deferral Percentage or Actual Contribution Percentage is determined under the family aggregation rules of section 414(q)(6) of the Code and regulations under sections 401(k) and (m) of the Code, the determination of the amount of excess Section 401(k) Contributions and excess Voluntary Contributions shall be determined in accordance with the terms of such regulations.

                              ARTICLE III

                     CONTRIBUTIONS BY PARTICIPANTS
                     -----------------------------

          3.01  Participant Contributions.  A Participant may elect
                -------------------------
to contribute to the Plan as provided in Article II. In addition, any Participant who authorizes a deduction in the amount of 6% of his Compensation may make supplemental unmatched voluntary contributions which shall be 401(k) or after-tax Contributions in 1% increments up to an additional 10% of his Compensation; such supplemental unmatched voluntary contributions may be changed in accordance with Section
2.04. The sum of Participant contributions may not exceed 16% of Compensation.

          3.02  Crediting of Contributions.  Such payroll deductions
                --------------------------
for any pay period will be paid to the Trustee as soon as reasonably practicable after the end of each calendar month and credited to the respective accounts of the Participants from whose Compensation such deductions were made.

          3.03  Rollover Contributions.
                ----------------------

               (a) A Participant, with the consent of the Committee, may make a rollover contribution to the Plan by paying the amount thereof to the Trustee.

               For purposes of this Section 3.03, a rollover contribution means (i) all or any portion of the amount distributed to the Participant from a trust under a stock bonus, pension or profit-sharing plan described in section 401(a) of the Code, or a qualified annuity plan described in section 403(a) of the Code, provided such amount is a qualifying rollover distribution within the meaning of section 402(c) of the Code, or (ii) the entire amount distributed to the Participant from an individual retirement account or individual retirement annuity described in sections 408(a) and (b) of the Code, provided such amount is a rollover contribution within the meaning of section 408(d)(3) of the Code.

               (b) A Participant who, at the time he commences participation in the Plan, has accrued benefits under a defined contribution plan that is qualified under section 401(a) of the Code may, with the consent of the Committee and after all necessary governmental approvals have been obtained, have the balance credited to his Account under any such plan transferred to the Plan. Such transfer shall be made, and the amounts transferred shall be invested, in accordance with procedures established by the Committee. The Participant's vested interest in the amounts transferred shall be determined in accordance with Article IX by including in the Participant's Years of Service all

periods of service taken into account in determining his vested interest under the plan from which the amount was transferred; provided, however, in no event shall his vested interest in the amounts transferred be less than it was under the plan from which it was transferred at the time of the transfer.

               (c) Once allocated, amounts transferred shall be subject to all rules regarding the Funds in which such amounts have been placed.

                              ARTICLE IV

                         COMPANY CONTRIBUTIONS
                         ---------------------

          4.01  Company Contributions.  The Company shall, as soon
                ---------------------
as reasonably practicable after the end of each calendar month, contribute to the Plan for the Account of each Participant an amount equal to 50% pursuant to Article II of such Participant's contributions during such month. Notwithstanding the foregoing, the Company shall not match any supplemental voluntary contributions made by a Participant. Employer contributions for any month shall be made only out of current or accumulated earnings and profits of the Employer in such month as determined for dividend purposes as defined in section 316 of the Code or, if greater, as determined under generally accepted accounting principles and practices; provided, however, that Employer contributions pursuant to this Article IV for any calendar quarter shall in any event only be made to the extent the Company and its subsidiaries have consolidated current or accumulated earnings for such calendar quarter as determined under generally accepted accounting principles. Contributions by the Company may be made in cash or Common Stock of the Company (valued for this purpose at the closing price of such stock on the Composite Tape on the trading day preceding the date of contribution) or any combination thereof, as the Company in its sole discretion shall determine.

          4.02  Maximum Contributions.  Notwithstanding anything
                ---------------------
else contained herein, the Annual Additions, to all the Funds of a Participant shall not exceed the lesser of thirty thousand dollars ($30,000) (or such other dollar amount which results from cost of living adjustments under section 415(d) of the Code) or twenty-five percent (25%) of the Participant's Section 415 compensation from the Company or Related Companies during the Plan Year (including
Section 415 Compensation while not a Participant).

          In the event that Annual Additions to all the Funds of a Participant would exceed the aforesaid limitations, they shall be reduced in the following priority: (1) return of Participant contributions in excess of six percent (6%) of such Section 415 compensation to the Participant; (2) reduction of Employer contributions. Solely for purposes of this Section 4.02 the term Compensation shall not include any amount contributed on behalf of a Participant under Section 2.03.

          If the Company or any Related Company contributes amounts, on behalf of Employees covered by this Plan, to other "defined contribution plans" as defined in section 414(i) of the Code, the limitation on Annual Additions provided in this

Section 4.02 shall be applied to Annual Additions in the aggregate to this Plan and such other plans. Reduction of Annual Additions, where required, shall be accomplished by first reducing contributions or allocating excess in the manner and priority set out above with respect to this Plan and then by reductions under such other plans pursuant to the directions of the named fiduciary for administration of such other plans or under priorities, if any, established by the terms of such other plans. In any case where a Participant under this Plan is also a Participant in any "defined benefit plan" as defined in section 414(j) of the Code, maintained by the Company or any Related Company, the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction shall not, subject to the restrictions and exceptions contained in section 2004 of ERISA, exceed 1.0. Reduction of benefits and/or contributions to all plans, where required, shall be accomplished by first reducing the Participant's benefits under any defined benefit plan or plan (in such priority as shall be determined by the Committee), then by reducing contributions or allocating excess in the manner and priority set out above with respect to this Plan, then by reducing contributions or allocating excess in the manner and priority set out above with respect to other defined contribution plans, if any; provided, however, that reductions necessary may be made in a different manner and priority pursuant to the agreement of the Committee and the administrators of all other plans covering such Participant.

          For the orderly administration of the Plan, the Committee may limit contributions to be made for any Plan Year by or on behalf of Participants so that amounts contributed do not exceed limitations contained in this Section 4.02.

                               ARTICLE V

                          INVESTMENT OF FUNDS
                          -------------------

          5.01  Investment of Contributions.  The Committee shall
                ---------------------------
be solely responsible for the handling and investment of all contributions made to the Plan and of income received thereon, subject, however, to the right of the Investment Manager(s) appointed by the Committee pursuant to Section 14.10 to direct the Committee as to the investment of contributions and income attributable to the Funds (or any portion of such Funds which may be designated by the Committee) pursuant to Section 13.12 to appoint one or more insurance companies from which guaranteed investment contracts will be purchased.

          5.02  Participant Contributions.
                -------------------------

               (a) Except as provided in Section 10.07, the contributions of all Participants, including income thereon, shall be held by the Trustee in such investment funds designated by the Savings Plan Administrator from time to time. At the election of each Participant, such contributions may be invested to the extent of one
(1) percent or multiples thereof in any available fund or in a combination of the available funds.

               (b) Funds available may include investments in the following investment options:

               Cyprus Amax Stable Value Fund
               T. Rowe Price Spectrum Income Fund
               T. Rowe Price Equity Index Fund
               T. Rowe Price Capital Appreciation Fund
               T. Rowe Price International Stock Fund
               T. Rowe Price New America Growth Fund
               Cyprus Amax Minerals Company Common Stock

               (c) The Trustee may keep such amounts of cash as it, in its sole discretion, shall deem necessary or advisable as part of the Funds, all within the limitations specified in the Trust
Agreement.

               (d) Dividends, interest, and other distributions received on the assets held by the Trustee with respect to each of the above Funds shall be reinvested in the respective Fund.

               (e) In the absence of effective investment directions, the Committee will direct the Trustee to invest any cash in the T. Rowe Price Prime Reserve Fund.

          5.03  Company Contributions.  All contributions of the
                ---------------------
Company to the Plan, including income thereon, shall be held by the Trustee and invested exclusively in Common Stock of the Company. The amounts and timing of purchases of Common Stock for investment shall be made only as the Trustee, in its sole discretion, shall determine. The Trustee shall be authorized to invest the funds received as contributions of the Company in short-term money market instruments during the period between the date such contributions are received and the date the Trustee uses such contributions to purchase Common Stock of the Company.

          5.04  Participant Investment Direction.  As of each
                --------------------------------
Valuation Date, a Participant employed by the Employer may designate, in a manner determined by the Committee for this purpose, the proportion of his Account invested in the available funds (in integral multiples of one percent of such balances). A designation under this
Section 5.04 shall take effect on the Valuation Date in which the new designation is made and the dollar amount transferred in each case shall be determined as of such Valuation Date.

          5.05  Participant Risk.  Each Participant assumes all
                ----------------
risk connected with any decrease in the market price of any securities in the respective Funds, and such Funds shall be the sole source of payments and distributions to be made under the Plan.

          5.06  Fees.  Brokerage fees, commissions, stock transfer
                ----
and other taxes and other charges and expenses incident to the purchase and sale of securities for each Fund, and distributions therefrom, shall be paid from such Fund. All other proper expenses and charges incurred in the administration of the Plan, including the Trustee's fees and expenses and those of its counsel, shall be paid by the Company.

          5.07  Voting of Company Stock.
                -----------------------

               (a) Notwithstanding any other provision of the Plan, each Participant (or, in the event of such Participant's death, his or her beneficiary) shall have the right to instruct the Trustee, as more fully provided below, with respect to the voting of the full shares of Common Stock of the Company which his or her interest in Company Contributions Account represents or to direct the Trustee as to how to respond to a tender or exchange offer with respect to shares of Common Stock of the Company which his or her interest in the Company Contributions Account represents. Individual instructions received from Participants (or their beneficiaries) by the Trustee (whether regarding voting, tender or exchange) shall be held in the strictest confidence and shall not be divulged or released to any person, including officers or employees of the Company.

               (b) Before each annual or special meeting of the shareholders of the Company, the Committee shall cause each Participant (or beneficiary) to be provided with a copy of the proxy solicitation material relating to his or her interest in the shares of Common Stock of the Company in the Company Contributions Account, together with a form containing confidential instructions to the Trustee on how to vote the full shares of Common Stock which such interest represents. Upon receipt of such instructions on or prior to the date set forth in the instruction form, the Trustee shall vote such shares of Common Stock of the Company as instructed. Any Common Stock of the Company in the Company Contributions Account for which voting instructions have not been timely received and any fractional interests of shares of Common Stock in the Company Contributions Account shall be voted by the Trustee in the same manner and in the same proportion as the shares for which the Trustee has received timely instructions from Participants (or beneficiaries).

               (c) Each Participant (or beneficiary) shall have the right to direct the Trustee in writing as to how to respond to a tender or exchange offer made with respect to shares of Common Stock of the Company (including any fractional shares) representing his or her interest in the Company Contributions Account. Any Common Stock in the Company Contributions Account for which such a direction has not been timely received shall not be tendered or exchanged. Each Participant (or beneficiary) shall have the right, at any time prior to the expiration of withdrawal rights with respect to such tender or exchange offer, to direct the Trustee to withdraw from tender or exchange any Common Stock in the Company Contributions Account which such Participant (or beneficiary) previously directed to be tendered or exchanged.

               (d) In the event of a tender or exchange offer for shares of Common Stock of the Company in the Company Contributions Account, the Company and the Committee shall timely communicate to all Participants (or beneficiaries) the provisions of the Plan relating to the tender or exchange of such shares and shall timely distribute to all such Participants (or beneficiaries) all communications directed generally to the owners of the shares subject to the tender or exchange offer.

                              ARTICLE VI

                          VALUATION OF TRUST
                          ------------------

          6.01  Valuation of the Trust.  The value of the Funds
                ----------------------
shall be determined separately by the Trustee as of each Valuation Date. In making such determination the Trustee shall take into account the Current Market Value of the securities held, accrued income and uninvested cash and, where applicable, the appropriate value of any investment contracts.

                              ARTICLE VII

              METHOD OF RECORDING PARTICIPANTS' INTERESTS
              -------------------------------------------

          7.01  Participants' Accounts.
                ----------------------

               (a) An individual account shall be maintained for each Participant.

               (b) Each Participant's Account reflecting his interest in the Plan shall be divided into subaccounts corresponding to the investment options selected by the Participant, and each subaccount shall be further subdivided as to

                    (1)  section 401(k) tax-deferred matched
contributions and earnings thereon,

                    (2)  section 401(k) tax-deferred unmatched
contributions and earnings thereon,

                    (3) basic matched after-tax contributions and earnings thereon, and

                    (4)  supplemental unmatched after-tax
contributions and earnings thereon.

               (c) Each month each Participant's subaccounts will be credited with the contributions made by or on behalf of such Participant for such month pursuant to Articles III and IV which the Participant has elected pursuant to Section 5.02. Each Participant's Company Contributions Account will be credited with the amount contributed on behalf of that Participant by the Company pursuant to
Section 4.01.

               (d) Notwithstanding the foregoing, if a loan is made to a Participant under Section 11.08, his Account shall be further subdivided and adjusted as provided in that Section.

          7.02  Adjustment to Account.  The value of each Fund
                ---------------------
in a Participant's Account will be adjusted as of each Valuation Date.

                             ARTICLE VIII

                                VESTING
                                -------

          8.01  Vesting.
                -------

               (a)  The interest of a Participant in his Company
Contributions Account subaccount shall become fully vested upon the earliest to occur of:

                    (1)  such Participant's death,

                    (2)  such Participant's attainment of age 65,

                    (3)  such Participant's Retirement,

                    (4)  such Participant's Total and Permanent
Disability,

                    (5)  the Permanent Layoff of such Participant,

                    (6)  termination of the Plan,

                    (7) permanent discontinuance of contributions by the Company to the Plan, or

                    (8)  a Change in Control.

               (b) The interest of a Participant in each of the Funds of the Plan other than Company Contributions Account shall at all times be nonforfeitable.

               (c) A Participant shall have at any time a vested interest in his Company Contributions Account subaccount, not theretofore forfeited, only in accordance with the following schedule:

          Years of Service         Vested Percentage
          ----------------         -----------------

          Less than 2                     0%
                    2                    25%
                    3                    50%
                    4                    75%
                    5 or more           100%

          8.02  Years of Service for Vesting.  All prior Years of
                ----------------------------
Service shall be counted for vesting purposes, without regard to the occurrence of any Breaks in Service.

                              ARTICLE IX

              DISTRIBUTION UPON TERMINATION OF EMPLOYMENT
              -------------------------------------------

          9.01  Distributions.
                -------------

               (a) Upon a Participant's Termination of Employment, his Account shall be distributed on the Distribution Date coincident with or following such event, unless an election to defer distribution or a direction to transfer is filed pursuant to this Section 9.01.

          The Distribution Date for purposes of this Article IX shall be the Valuation Date or Dates within the applicable month designated by the Committee; a Participant's Account shall be valued as of the Valuation Date which coincides with his Distribution Date.

          Unless the Participant elects otherwise, distribution of the Participant's Accounts shall be made in a cash lump sum; provided, however, a Participant may elect to receive the vested interest in his Company Account in shares of Common Stock of the Company, with any remainder after computing the value of the whole number of shares being paid in cash.

          Notwithstanding the foregoing, a Participant may elect to receive his Accounts in payments of approximately equal quarterly or annual installments over a period, designated by the Participant, from two to ten years (in whole year increments), provided that the period selected by a Participant does not exceed the life expectancy of the last survivor of the Participant and his beneficiary.

          In the event that the Participant dies before all installments have been paid, the remaining balance in his Accounts shall be paid in an immediate cash lump sum to his beneficiary.

          Notwithstanding the foregoing provisions of Section 9.01, if a Participant terminates employment prior to his Normal Retirement Date and his vested interest under the Plan exceeds $3,500, the Participant may not receive distribution of such interest until the later of his Normal Retirement Date or his sixty-second birthday, unless he shall first consent to such a distribution in writing.

          If a Participant's Termination of Employment occurs by reason of Retirement, such Participant may defer distribution which would otherwise be required pursuant to Section 10.01 until the earlier of the last Distribution Date preceding the date he

attains age 70 or the date of his death, by filing an election with the Committee (on a form furnished by the Committee for this purpose) prior to his Retirement.

          An election filed under this Section 9.01 may be revoked by the Participant at any time by providing written notice to the Committee. Upon receipt of such revocation notice, the Participant shall be entitled to and shall receive, as of the Distribution Date coincident with or next following the date on which such notice is received, the value of his Accounts in accordance with this
Section 9.01

          Upon Termination of Employment, a Participant may designate the proportion of his Accounts to be transferred to and invested in the various Funds.

          Upon Termination of Employment, a Participant who does not have an election in effect to defer distribution pursuant to this Section may, in accordance with such rules as determined by the Committee, request the Trustee to transfer to the trustee of another employee benefit plan qualified under section 401(a) of the Code in cash the amount which would otherwise have been distributed to him in accordance with this Section 9.01, by filing with the Committee prior to his Termination of Employment a request to transfer (on a form furnished by the Committee for this purpose).

               (b) In no event shall the provisions of this Article operate so as to allow the distribution of a Participant's Account to begin later than the April 1 following the calendar year in which he attains age 70-1/2, provided that such commencement in active service shall not be required with respect to a Participant (i) who does not own more than five percent of the outstanding stock of the Employer (or stock possessing more than five percent of the total combined voting power of all stock of the Employer), and (ii) who attained age 70-1/2 prior to January 1, 1988.

          In the event a Participant is required to begin receiving payments while in service under the provisions of the preceding paragraph, the Participant may elect to receive payments while in service in accordance with option (i) or (ii), as follows:

                    (i)  A Participant may receive one lump sum
payment on or before the Participant's required beginning date equal to his entire Account balance and annual lump sum payments thereafter of amounts accrued during each calendar year; or

                   (ii) a Participant may receive annual payments of the minimum amount necessary to satisfy the minimum distribution requirements of section 401(a)(9) of the Code.

                    Such minimum amount will be determined on the basis of the joint life expectancy of the Participant and his beneficiary. Such life expectancy will be recalculated once each year; however, the life expectancy of the beneficiary will not be recalculated if the beneficiary is not the Participant's spouse.

                    The amount of the withdrawal shall be allocated between the investment funds in proportion to the value of the Participant's Accounts as of the date of each withdrawal.

          An election under this Section 9.01 shall be made by a Participant by giving written notice to the Committee within the 90-day period prior to his required beginning date. The commencement of payments under this Section 9.01 shall not constitute an Annuity Starting Date for purposes of sections 72, 401(a)(11) and 417 of the Code. Upon the Participant' subsequent Termination of Employment, payment of the Participant's Accounts shall be made in accordance with the provisions of this Section 9.01. In the event a Participant fails to make an election under this Paragraph (b), payment shall be made in accordance with Paragraph (a) above.

               (c) Notwithstanding any provision of the Plan to the contrary, a lump sum payment of his vested interest shall be made if the value of his vested interest as of his termination of employment amounts to $3,500 or less. The lump sum payment shall automatically be made as soon as administratively practicable following the Participant's Termination of Employment.

               (d)  Notwithstanding any other provision of this
Article IX, all distributions from this Plan shall conform to the regulations issued under section 401(a)(9) of the Code, including the incidental death benefit provisions of section 401(a)(9)(G) of the Code. Further, such regulations shall override any Plan provision that is inconsistent with section 401(a)(9) of the Code.

          9.02  Distribution to Vested Terminated Participant.
                ---------------------------------------------
If a Participant's Termination of Employment occurs for a reason other than death, Retirement, Permanent Disability, or Permanent Layoff, and the Participant is either nonvested or receives distribution of his Company Contributions Account, such portion of his Company Contributions Account subaccount which is not vested shall be forfeited and used to reduce the contributions otherwise required by the Plan to be made by the Company to the Trustee. If a former Participant who has suffered a forfeiture on account of his termination of participation in accordance with

the preceding sentence is reemployed as an Eligible Employee by the Company before incurring five consecutive One-Year Breaks in Service and repays to the Plan all money distributed from his Company Contributions Account subaccount, if any, prior to the conclusion of five consecutive One-Year Breaks in Service following such Break in Service, any amounts so forfeited (unadjusted for any increase or decrease in the value of Trust assets subsequent to the Valuation Date on which the forfeiture occurred) shall be reinstated to the Participant's Company Contributions Account within a reasonable time after such repayment. Such reinstatement shall be made from forfeitures of Participants occurring during the Plan Year in which such reinstatement occurs; provided, however, if such forfeitures are not sufficient to provide such reinstatement, the reinstatement shall be made through additional Employer Contributions. In the case where a Participant incurs a forfeiture and again becomes a Participant in the Plan, the Plan shall account separately for the Participant's pre-break interest and post-break interest.

          Notwithstanding the preceding paragraph, in the case of a Participant who incurs a Termination of Employment prior to January 1, 1985, the words "One-Year Break in Service" shall be substituted for the words "five consecutive One-Year Breaks in Service" in the preceding paragraph if such substitution results in a One-Year Break in Service having occurred before January 1, 1985.

          9.03  Direct Rollovers.  This Section applies to
                ----------------
distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly by the Plan to an eligible retirement plan specified by the distributee in a direct rollover. The following definitions apply to the terms used in this Section:

               (a)  "Eligible rollover distribution" shall mean
                     ------------------------------
any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code, and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities);

               (b)  "Eligible retirement plan" shall mean an
                     ------------------------
individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity;

               (c)  "Distributee" shall mean an employee or former
                     -----------
employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse; and

               (d)  "Direct rollover" shall mean a payment by the
                     ---------------
Plan to the eligible retirement plan specified by the distributee.

                               ARTICLE X

                         WITHDRAWALS AND LOANS
                         ---------------------

          10.01  Withdrawals of March 31, 1994 Accounts Before
                 ---------------------------------------------
Age 59-1/2.  With respect to contributions and earnings thereon
- ----------
accrued on or before March 31, 1994 only, a Participant who shall not have attained age 59-1/2 and has not incurred a "Hardship" (as defined below) may make withdrawals in accordance with the following paragraphs:

               (a) A Participant may, subject to Section 10.04, elect to withdraw all or part of his contributions pursuant to Section 2.02 and supplemental voluntary contributions made before January 1, 1987, not to exceed his non-taxable basis, excluding earnings thereon.

               (b) A Participant who has withdrawn the amounts described in Paragraph (a) above may, subject to Section 10.04, elect to withdraw all or part of his contributions pursuant to Section 2.02 and supplemental voluntary contributions made on or after January 1, 1987, with earnings thereon. Notwithstanding the preceding sentence, a Participant may not withdraw his contributions pursuant to
Section 2.02, if any, made within the 24-month period preceding the date of withdrawal.

               (c) A Participant who has withdrawn the amounts described in Paragraphs (a) and (b) above may, subject to
Section 10.04, elect to withdraw the remaining amounts attributable to any contribution pursuant to Section 2.02 and supplemental voluntary contributions made before January 1, 1987, except for contributions pursuant to Section 2.02, if any, made within the 24-month period preceding the date of withdrawal.

               (d) A Participant who has withdrawn amounts available for withdrawal under Paragraphs (a), (b) and (c) may, subject to
Section 10.04, elect to withdraw all or part of any rollover contributions pursuant to Section 3.03(a)1 with earnings thereon.

               (e) A Participant who has completed five or more Years of Service and has withdrawn the total amount available for withdrawal under Paragraphs (a), (b), (c) and (d) may elect to withdraw all or part of his company account.

               (f) Notwithstanding the provisions of Paragraph (e) above, a Participant who has withdrawn the total amount available for withdrawal under Paragraphs (a), (b), (c), (d) and (e) above may elect to withdraw his contributions pursuant to Section 2.02 made within the 24-month period preceding the date

of withdrawal. However, a Participant who makes a withdrawal pursuant to this Paragraph (f) will not be eligible for Company contributions pursuant to Article IX for a period of three months following the month of the most recent withdrawal.

          10.02  Inservice Withdrawals of March 31, 1994 Account
                 -----------------------------------------------
After Age 59-1/2.  With respect to contributions and earnings thereon
- ----------------
accrued on or before March 31, 1994 only, a Participant who shall have attained age 59-1/2 as of the effective date of any withdrawal pursuant to this Section may, subject to Section 10.04, elect to withdraw in the following order all or part of (i) the contributions pursuant to Section 2.02 and supplemental voluntary contributions made before January 1, 1987, not to exceed his non-taxable basis, (ii) the portion of his contributions pursuant to Section 2.02 and supplemental voluntary contributions made on or after January 1, 1987, with earnings thereon, (iii) the remainder of his contributions pursuant to
Section 2.02 and supplemental voluntary contributions, (iv) his rollover contributions pursuant to Section 3.03 with earnings thereon,
(v) the vested portion of his company account, and then (vi) his
Section 401(k) Contributions, with earnings thereon.

          10.03  Inservice Withdrawals After April 1, 1994.
                 -----------------------------------------
Effective April 1, 1994, the following in-service withdrawals will be available to Participants with respect to contributions made after that date.

               (a) A Participant while an Eligible Employee may withdraw all or any specified percentage or dollar amount of the current market value of his matched after-tax contributions and his unmatched after-tax contributions not more than twice in a calendar year.

               (b)  A Participant while employed as an Eligible
Employee may withdraw all or any specified percentage or dollar amount of the current market value of his rollover contributions pursuant to
Section 3.03(a), with earnings thereon.

               (c) Not more than once in a calendar year, a Participant who is actively employed may withdraw an amount which is the difference between (A) the current value of his Company Contributions Account and (B) the aggregate amount of all contributions beginning with the contributions made after March 31, 1994 to the Company Contributions Account made or allocated during the 24 calendar months preceding the quarter and prior to the withdrawal, determined on the basis of cost.

          10.04  Hardship Withdrawals After April 1, 1994.  With
                 ----------------------------------------
respect to "Hardship" withdrawals prior to April 1, 1994, a Participant may make Hardship withdrawals in accordance with the following paragraphs:

               (a) A Participant may elect to withdraw in the following order all or part of

                    (1) the contributions pursuant to Section 2.02 and supplemental voluntary contributions made before January 1, 1987, not to exceed his non-taxable basis,

                    (2)  the portion of his contributions pursuant to
Section 2.02 and supplemental voluntary contributions made on or after January 1, 1987, with earnings thereon,

                    (3) the remainder of his contributions pursuant to Section 2.02 and supplemental voluntary contributions, with earnings thereon,

                    (4)  his rollover contributions pursuant to
Section 3.03, with earnings thereon,

                    (5) the vested portion of his company account and then (b) his Section 401(k) Contributions (including any earnings credited to his Account prior to January 1, 1989),

provided that he furnishes proof of "Hardship" satisfactory to the Employer in accordance with the provisions of Paragraphs (b) and (c) below.

               (b) As a condition for Hardship there must exist with respect to the Participant an immediate and heavy financial need. The Committee shall presume the existence of such immediate and heavy financial need if the requested withdrawal is on account of any of the following:

                    (1) medical expenses described in section 213(d) of the Code previously incurred by the Participant, his spouse or any of his dependents (as defined in section 152 of the Code) or necessary for those persons to obtain medical care described in section 213(d) of the Code;

                    (2) purchase of a principal residence of the Participant (excluding mortgage payments);

                    (3) payment of tuition and related educational fees for the next 12 months of post-secondary education of the Participant, his spouse or dependents (as defined in section 152 of the Code);

                    (4)  payment of amounts necessary to prevent
eviction of the Participant from his principal residence or to avoid foreclosure on the mortgage of his principal residence; or

                    (5) the inability of the Participant to meet such other expenses, debts or other obligations recognized by the Internal Revenue Service as giving rise to immediate and heavy financial need for purposes of section 401(k) of the Code.

          The Committee may determine the existence of immediate and heavy financial need in situations other than those described in (1) through (5) above where the Participant demonstrates the withdrawal is necessary for one of the following reasons:

                    (1)  the payment of expenses relating to the
Participant's principal residence (preservation or renovation);

                    (2)  satisfaction of tax liens or defaulted loans;

                    (3)  payment of unpaid child support or
alimony/maintenance obligations; or

                    (4) the payment of expenses relating to adoption or placement of a relative in an extended care facility.

          In evaluating the relevant facts and circumstances, the Committee shall act in a nondiscriminatory fashion and shall treat uniformly those Participants who are similarly situated. The
Participant shall furnish to the Committee such supporting documents as the Committee may request in accordance with uniform and nondiscriminatory rules prescribed by the Committee.

          The amount of a distribution necessary to satisfy an immediate and heavy financial need described in this Paragraph may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution.

               (c) As a condition for a Hardship withdrawal, the Participant must demonstrate that the requested withdrawal is necessary to satisfy the financial need described in Paragraph (b) as follows:

                    (1)  If a withdrawal will not be made from a
Participant's Section 401(k) Contributions, the Participant shall certify to the Committee, on such form as the Committee shall prescribe, that the financial need cannot be met by the reimbursement from insurance or by withdrawing all available amounts under the Plan.

                    (2)  If the withdrawal will be made from a
Participant's Section 401(k) Contributions, the Participant must certify to the Committee, on such form as the Committee may prescribe, that the financial need cannot reasonably be relieved

                         (A)  through reimbursement or compensation by
insurance or otherwise,

                         (B)  by liquidation of the Participant's
assets,

                         (C)  by cessation of Section 401(k)
Contributions and voluntary contributions pursuant to Section 2.02 and supplemental voluntary contributions, or

                         (D)  by other distributions or nontaxable (at
the time of the loan) loans from the Plan or other plans of the Employer or by borrowing from commercial sources at a reasonable rate.

For purposes of this Clause, there shall be attributed to the Participant those assets of the Participant's spouse and children which are reasonably available to the Participant. The Participant shall furnish to the Committee such supporting documents, if any, as the Committee may request in accordance with uniform and nondiscriminatory rules prescribed by the Committee. If, on the basis of the Participant's certification and the supporting documents, the Committee finds it can reasonably rely on the Participant's certification, then the Committee shall find that the requested withdrawal is necessary to meet the Participant's financial need.

          With respect to Hardship withdrawals on and after April 1, 1994, the following provisions apply: A Participant may withdraw amounts from his Tax Deferred Savings Accounts while an Employee only upon a showing that the withdrawal is necessary in light of immediate and heavy financial need of the Participant. The Participant's entire Tax Deferred Savings Account as of December 31, 1988 (including earnings thereon) may be withdrawn; as of January 1, 1989, only the Participant's salary deferrals may be withdrawn from the Tax Deferred Savings Account. The amount of financial need may include amounts necessary to pay federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution. The withdrawal cannot exceed the amount required to meet the immediate financial need created by the Hardship and not reasonably available from other resources of the Participant. The Plan Administrator's need to determine if other resources have been exhausted can be satis-fied by reasonable reliance on the Employee's representation that the need cannot be relieved through:

                    (1) reimbursement or compensation by insurance or any other source;

                    (2) reasonable liquidation of assets, including assets of the employee's spouse and minor children, as long as this would not create a hardship in itself;

                    (3) distributions or nontaxable loans from all retirement plans, including those sponsored by another employer;

                    (4)  reasonable loans from banks or other
commercial lenders; or

                    (5) stopping elective deferrals and after-tax contributions to employer plans.

          Objective standards will be utilized to determine whether an Employee requesting Hardship withdrawal has demonstrated a definite financial need and exhaustion of all available resources. These standards will include requiring the Employee to provide one rejection for a loan from another source and proof of the specific amount of financial need. Hardship will include expenditures arising from:

               (1) unreimbursed medical expense of the Employee, the Employee's spouse or any of his dependents.

               (2) purchase of a principal residence for the Employee;

               (3) payment of tuition for the next 12 months of post-secondary education for the Employee, his spouse, children or dependents; and

               (4) payments needed to prevent eviction from his principal residence or foreclosure on his mortgage on his principal residence.

          The Committee will be permitted to rely on the employee's representations regarding the above as long as the Committee or its designated agents does not have any actual knowledge or any reason to know that the employee's representation is false.

          10.05  Withdrawal Application.  To make a withdrawal, a
                 ----------------------
Participant shall make an application in a manner determined by the Committee. A withdrawal shall be made as soon as practicable following the Committee's approval of the Participant's application for a withdrawal. Not more than two withdrawals may be made in any 12-month period. In no event may a Participant who has deferred distribution of his subaccounts pursuant to Section 9.01 make a withdrawal under this Article X.

          10.06  Loans Before April 1, 1994.  With respect to loans
                 --------------------------
made before April 1, 1994, the following provisions apply: After receiving an Eligible Participant's application, the Committee may direct the Trustee to make a loan or loans to such

Eligible Participant. Loan proceeds shall be disbursed within such period of time following the filing of the application as may be established by the Committee. Upon acceptance of loan proceeds, the Eligible Participant shall assign as security for the loan his vested interest in and to his Account under the Plan but not in excess of 50 percent of such vested interest. All loans shall be subject to the following provisions:

               (a) Loans shall be available to all Eligible Participants on a reasonably equivalent basis and shall not be made available to Eligible Participants who are Highly Compensated Employees (as defined in Section 2.06), in an amount greater (as a percentage of the Eligible Participant's vested interest in his Account) than the amount available to all Eligible Participants who are not Highly Compensated Employees.

               (b) All loans shall bear a reasonable rate of interest as determined by the Committee, and every loan applicant shall receive such information regarding the computation of interest as may be required by law.

               (c) Each loan shall provide for repayment within a specified period of time in accordance with the requirements of the Code and with options and requirements provided and imposed by the Committee on a reasonably equivalent and nondiscriminatory basis; provided, however, that (i) each loan, by its terms, must be repaid within five years (except that if the Committee is satisfied that the loan proceeds will be used to purchase the principal residence of the Eligible Participant, the Committee may, in its sole discretion, establish a longer term for repayment); and (ii) each loan must require substantially level amortization over the term of the loan, with payments not less frequently than quarterly.

               (d) If an event of default occurs with respect to any loan, the Committee may instruct the Trustee to accelerate repayment of the loan and to withdraw from the Eligible Participant's Account under the Plan, to the extent vested, and to the extent assigned as security for the loan, up to an amount equal to the entire unpaid principal and accrued interest. The Committee may also instruct the Company to effect payments of such principal and interest by payroll deduction to the extent permitted by law. In the case of any loan attributable to Section 401(k) Contributions of an Eligible Participant who is an Employee, the Committee shall direct the Trustee to make such loan only if such Eligible Participant agrees that payments of principal and interest shall be effected by payroll deduction, and the Committee shall instruct the Company to effect such payments by payroll deduction to the extent permitted by law.

               (e) All loans shall provide that the entire unpaid principal balance and accrued interest thereon shall be due and payable as of the date the Participant (or his Beneficiary in the case of the Participant's death) becomes eligible to receive a distribution under Article IX, and the Committee may instruct the Trustee to withhold from such distribution up to an amount equal to such principal and interest. If the amount of such distribution is insufficient to repay all such principal and interest, the Participant (or his estate) shall remain liable therefor.

               (f) The Committee may establish a minimum amount that may be borrowed hereunder; provided, however, that such minimum amount shall not exceed $1,000. The Committee shall not allow a loan to be made to an Eligible Participant to the extent that the balance of such loan (when added to the outstanding balances of all other loans to the Eligible Participant from the Plan) would exceed the lesser of (i) $50,000 (reduced for loans made, renewed, negotiated, modified, or extended after December 31, 1986, by the excess, if any, of (x) the highest aggregate outstanding balance of loans to the Eligible Participant from the Plan during the one-year period ending on the day before the date on which such loan would be made, over (y) the aggregate outstanding balance of loans to the Eligible Participant from the Plan on the date on which such loan would be made), (ii) 50% of the total vested portion of the Eligible Participant's Account under the Plan, or (iii) such amount as may be prescribed by the Committee.

               (g) The Eligible Participant's interest in one or more of the Funds in which his Account is invested shall be reduced, in such manner as may from time to time be prescribed by the Committee, by an amount equal to the principal amount of any loan or loans to him, and such loan or loans shall be credited as an asset of his Account. Repayments of principal and payments of interest shall be invested in the Funds in such manner as may from time to time be prescribed by the Committee. A procedure shall be established for separately accounting for reductions in the Funds, repayments of principal and payments of interest attributable to Section 401(k) Contributions.

               (h) All determinations of the Committee respecting any loan application shall be final, conclusive, and binding on all interested parties. The Committee shall have the authority to adopt additional terms and conditions for loans, including, without limitation, rules regarding the financial ability of the Eligible Participant to repay the amount he seeks to borrow, provided that all such terms and conditions shall be nondiscriminatory and shall apply to all Eligible Participants on a reasonably equivalent basis.

          10.07  Loans Made After April 1, 1994.  With respect to
                 ------------------------------
loans obtained on and after April 1, 1994, the following provisions will govern loans from this Plan.

               (a)  Administration:  The Committee or its designee
                    --------------
shall be responsible for administration of the loan program.

               (b)  Eligibility:  A Participant who is an Employee
                    -----------
may borrow from his Account balances in the Plan. Except in the case of parties in interest, only active Employees are eligible to apply for a loan from the Plan.

               (c)  Conditions of Loan:  Any loan from the Plan
                    ------------------
will be subject to the following conditions:

                    (1) The loan will be in the form of cash and may not exceed the total Account balances, which shall serve as the sole collateral for the loan.

                    (2) The loan may not exceed the lesser of 50 percent of the market value of the total Accounts at the time that a written loan request from a Participant is received by the Committee or $50,000 reduced by the excess (if any) of the highest balance of loans outstanding during the 1-year period ending on the date the new loan is made over the balance of loans outstanding on the date the new loan is made.

                    (3)  The minimum loan will be $1,000.

                    (4) The term of a loan will be not less than six months and not more than 5 years in increments of six months, with the exception of any outstanding loans from the Amax Plan which were in existence on March 31, 1994.

                    (5) Execution and delivery to the Committee of a payroll deduction authorization for the term of the loan repayment.

                    (6) Execution and delivery to the Committee of a promissory note in form satisfactory to the Committee.

                    (7) One new loan will be allowed each Plan Year, but no more than one outstanding loan will be permitted at any one time. In addition, any loans in existence on March 31, 1994 will be an exception to the single outstanding loan requirement until such loans have been paid off.

                    (8) The loan will be treated as an asset of each individual Participant.

                    (9) The limits of this Section will apply to all loans to the Participant under all plans maintained by the Company.

               (d)  Employee Direction:  A Participant shall execute
                    ------------------
a written directive to the Committee setting forth the amount of the requested loan.

               (e)  Valuation of Account:  The valuation of an
                    --------------------
Account, or the sale or redemption of securities credited to an Account, or both, will be made on the date or dates selected by the Committee and within a reasonable time after receipt by the Committee of a written application for a loan.

               (f)  Order of Account and Asset Conversion:  The
                    -------------------------------------
Committee will convert Accounts and assets on a pro rata basis to obtain loan proceeds in the following order: Supplemental Account, Basic Matched Account, Rollover Account, Unmatched Tax Deferred Savings Account, Matched Tax Deferred Savings Account and Company Contributions Account.

               (g)  Interest On Loan:  Interest will be charged
                    ----------------
on loans at a commercially reasonable rate published for the first business day of the month immediately preceding the month in which a written directive for a loan is received by the Committee.

               (h)  Allocation of Loan Payments:  Loan payments
                    ---------------------------
which must be made at least quarterly, will be credited to a Participant's Accounts in the reverse order from which such Accounts provided loan proceeds.

               (i)  Prepayment of Loan:  At any time during a
                    ------------------
twelve month period, a Participant may make a single lump sum prepayment of all of an outstanding loan balance.

               (j)  Prepayment on Termination of Employment:  A
                    ---------------------------------------
Participant may prepay any outstanding loan balance prior to Termination of Employment. If a loan is not prepaid prior to Termination of Employment, the outstanding balance will constitute a distribution upon Termination of Employment. If a loan is not prepaid prior to Termination of Employment and the Participant is a party in interest (as defined in section 3(14) of ERISA), the outstanding balance will be paid in monthly installments as more fully set forth below. Participants who do not experience a Termination of Employment but who are in an ineligible class of employees will continue to pay the outstanding loan balance in monthly installments.

               (k)  Loans to Terminated Employees:  Terminated
                    -----------------------------
Employees, who are parties in interest and who do not request a

distribution of their Account balances, will be permitted to continue to make payments on pre-existing loans if said employees meet the criteria for the continuance of such loans established by the Committee.

               Deferred vested Employees, who are parties in interest, shall be permitted to obtain a loan from the Plan if said individuals meet the criteria established by the Committee.

               (l)  Loan Default:  Any loan to an active Employee
                    ------------
will be treated as being in default if a scheduled monthly payment is not made within ninety (90) days of the payment due date. Any loan to a terminated Employee, who is a party in interest, will be treated as being in default if a scheduled monthly payment is not made within thirty days of the payment due date. A loan which is in default will be treated as a distribution.

               (m)  Multiple Loans:  Participants with more than
                    --------------
one outstanding loan on March 31, 1994 will be entitled to continue repayment of said multiple loans, but on and after April 1, 1994, a Participant will be entitled to only one outstanding loan at any time. In addition, any Participant with a loan on March 31, 1994, which has a repayment period of greater than five years due to the use of the loan proceeds to purchase a principal residence will be entitled to repay such a loan according to the amortization schedule established at the time of the loan, but on and after April 1, 1994, all loans for which application is made will be for a period no greater than five years.

          10.08  Loan Procedures.  After receiving an Eligible
                 ---------------
Participant's application, the Committee may direct the Trustee to make a loan or loans to such Eligible Participant. Loan proceeds shall be disbursed within such period of time following the filing of the application as may be established by the Committee. Upon acceptance of loan proceeds, the Eligible Participant shall assign as security for the loan his vested interest in and to his Account under the Plan but not in excess of 50 percent of such vested interest. All loans shall be subject to the following provisions:

               (a) Loans shall be available to all Eligible Participants on a reasonably equivalent basis and shall not be made available to Eligible Participants who are Highly Compensated Employees (as defined in Section 2.06), in an amount greater (as a percentage of the Eligible Participant's vested interest in his Account) than the amount available to all Eligible Participants who are not Highly Compensated Employees.

               (b) All loans shall bear a reasonable rate of interest as determined by the Committee, and every loan applicant shall receive such information regarding the computation of interest as may be required by law.

               (c) Each loan shall provide for repayment within a specified period of time in accordance with the requirements of the Code and with options and requirements provided and imposed by the Committee on a reasonably equivalent and nondiscriminatory basis; provided, however, that (i) each loan, by its terms, must be repaid within five years (except that if the Committee is satisfied that the loan proceeds will be used to purchase the principal residence of the Eligible Participant, the Committee may, in its sole discretion, establish a longer term for repayment); and (ii) each loan must require substantially level amortization over the term of the loan, with payments not less frequently than quarterly.

               (d) If an event of default occurs with respect to any loan, the Committee may instruct the Trustee to accelerate repayment of the loan and to withdraw from the Eligible Participant's Account under the Plan, to the extent vested, and to the extent assigned as security for the loan, up to an amount equal to the entire unpaid principal and accrued interest. The Committee may also instruct the Company to effect payments of such principal and interest by payroll deduction to the extent permitted by law. In the case of any loan attributable to Section 401(k) Contributions of an Eligible Participant who is an Employee, the Committee shall direct the Trustee to make such loan only if such Eligible Participant agrees that payments of principal and interest shall be effected by payroll deduction, and the Committee shall instruct the Company to effect such payments by payroll deduction to the extent permitted by law.

               (e) All loans shall provide that the entire unpaid principal balance and accrued interest thereon shall be due and payable as of the date the Participant (or his Beneficiary in the case of the Participant's death) becomes eligible to receive a distribution under Article IX, and the Committee may instruct the Trustee to withhold from such distribution up to an amount equal to such principal and interest. If the amount of such distribution is insufficient to repay all such principal and interest, the Participant (or his estate) shall remain liable therefor.

               (f) The Committee may establish a minimum amount that may be borrowed hereunder; provided, however, that such minimum amount shall not exceed $1,000. The Committee shall not allow a loan to be made to an Eligible Participant to the extent that the balance of such loan (when added to the outstanding balances of all other loans to the Eligible Participant from the

Plan) would exceed the lesser of (i) $50,000 (reduced for loans made, renewed, negotiated, modified, or extended after December 31, 1986, by the excess, if any, of (x) the highest aggregate outstanding balance of loans to the Eligible Participant from the Plan during the one-year period ending on the day before the date on which such loan would be made, over (y) the aggregate outstanding balance of loans to the Eligible Participant from the Plan on the date on which such loan would be made), (ii) 50% of the total vested portion of the Eligible Participant's Account under the Plan, or (iii) such amount as may be prescribed by the Committee.

               (g) The Eligible Participant's interest in one or more of the Funds in which his Account is invested shall be reduced, in such manner as may from time to time be prescribed by the Committee, by an amount equal to the principal amount of any loan or loans to him, and such loan or loans shall be credited as an asset of his Account. Repayments of principal and payments of interest shall be invested in the Funds in such manner as may from time to time be prescribed by the Committee. A procedure shall be established for separately accounting for reductions in the Funds, repayments of principal and payments of interest attributable to Section 401(k) Contributions.

               (h) All determinations of the Committee respecting any loan application shall be final, conclusive, and binding on all interested parties. The Committee shall have the authority to adopt additional terms and conditions for loans, including, without limitation, rules regarding the financial ability of the Eligible Participant to repay the amount he seeks to borrow, provided that all such terms and conditions shall be nondiscriminatory and shall apply to all Eligible Participants on a reasonably equivalent basis.

                              ARTICLE XI

         BENEFICIARIES AND GUARDIANS OR LEGAL REPRESENTATIVES
         ----------------------------------------------------

          11.01  Beneficiary Designation.
                 -----------------------

               (a) Each Participant shall file with the Committee or its secretary a written designation of a beneficiary or beneficiaries to receive any payment or distribution due upon his death and may from time to time change or revoke any such designation by filing such change or revocation with the Committee or its secretary in writing on a form prescribed by it. However, if a married Participant wishes to designate an individual other than his spouse as a beneficiary, such designation shall be consented to in writing by the spouse, which consent shall acknowledge the effect of the designation and be witnessed by a Plan representative or a notary public.
Notwithstanding the foregoing, spousal consent shall be unnecessary if it is established (to the satisfaction of a Plan representative) that there is no spouse or that the required consent cannot be obtained because the spouse cannot be located, or because of other circumstances prescribed by Treasury Regulations. The Company, the Committee and the Trustee may rely upon a Participant's designation of Beneficiary or Beneficiaries last filed in accordance with the terms of this Plan.

               (b) If no such designation by a Participant is received prior to such Participant's death, or if no beneficiary so designated survives such Participant, any distribution to be made under the Plan on account of the death of such Participant shall be made to the Participant's surviving spouse if he has one, or to the Participant's legal representative if he is not survived by a spouse.

          11.02  Incapacity.  Any distribution to be made hereunder
                 ----------
to any person who is legally incompetent or to an infant shall be made to the duly appointed guardian, legal representative or committee, as the case may be, of such person, if any, or if no such guardian, legal representative or committee shall have been appointed, the Trustee, on the specific direction of the Committee, may hold such distribution in the form of Common Stock of the Company, or from time to time for reasonable periods in cash, or may deposit the amount thereof in cash in a savings account for the benefit of such person without the Trustee, the Committee, or the Company becoming liable for any interest thereon or with respect to any fluctuations in value thereof, until such time as such a guardian, legal representative or committee shall be duly appointed or any such infant shall have become an adult, as the case may be.

                              ARTICLE XII

                              THE TRUSTEE
                              -----------

          12.01  Trustee.  The Board of Directors of the Company
                 -------
shall appoint one or more individuals and/or corporations to act as Trustee under the Plan, and at any time may remove, and appoint a successor to, any such person or corporation.

          12.02  Trust Fund.  All of the assets of the Plan shall
                 ----------
be held in a trust created under a written trust agreement entered into by the Company and the Trustee.

                             ARTICLE XIII

                             THE COMMITTEE
                             -------------

          13.01  Committee.  The Cyprus Amax Minerals Company
                 ---------
Savings Plan Administrator (the "Committee") shall administer the
Plan, which shall consist of the three-person as designated by the Board of Directors.

          The members of the Committee shall be appointed from time to time by and shall serve at the pleasure of the Board of Directors of the Company.

          No Participant who shall have become a member of the Committee shall participate in the determination by the Committee as to matters pertaining to his own participation.

          Any member of the Committee may resign by delivering his written resignation to the Board of Directors and the Secretary of the Committee.

          13.02  Quorum.  Two members of the Committee shall
                 ------
constitute a quorum for the transaction of business. All resolutions or other actions taken by the Committee at any meeting shall be by the vote of a majority of those present at any such meeting. Upon concurrence in writing of a majority of the members at the time in office, action by the Committee may be taken otherwise than at a meeting.

          13.03  Procedure.  The members of the Committee shall
                 ---------
elect one of their number as Chairman and shall appoint a secretary who may, but need not, be a member of the Committee. They may appoint from their number such committees with such powers as they shall determine, may authorize one or more of their number or any agent to execute or deliver any instrument or instruments on their behalf, and may employ such counsel, agents and other services as they may require in carrying out their duties. The Committee shall notify the Trustee in writing of any and all appointments of such secretary or any such agent and the Trustee may thereafter accept and rely upon any document executed by such secretary or agent as representing action by the Committee until the Committee shall file with the Trustee a revocation of such appointment or authorization.

          13.04  Powers and Duties.  The Committee shall have
                 -----------------
full power and authority to administer the Plan and to interpret its provisions. The Committee may, in their sole discretion, delegate part or all of its responsibility (other than Trustee responsibilities, as defined in the Act) hereunder. To the extent of any such delegation, the delegate shall have the

duties, powers, authority and discretion of the Committee. Any interpretation of the provisions of the Plan by the Committee or any act of administration by the Committee shall be final and binding upon all Participants. Subject to the limitations of the Plan the Committee shall, from time to time, establish rules and regulations for the administration of the Plan and the transaction of its business. The members of the Committee shall discharge their duties in the interest of the Participants and their beneficiaries, with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, and in accordance with the requirements imposed upon fiduciaries by the Act.

          13.05  Disbursements from the Trust.  The Committee is
                 ----------------------------
expressly authorized and empowered to direct the Trustee with respect to any and all payments and disbursements to be made from any of the Funds.

          13.06  Appointment of Investment Manager.
                 ---------------------------------

               (a) The Committee is expressly authorized and empowered to appoint one or more Investment Managers, provided that any Investment Manager so appointed shall qualify as such under the terms of the Act, and is expressly authorized and empowered to allocate and reallocate funds for investment among Investment Managers and to remove any Investment Manager at any time. An Investment Manager shall have the exclusive right to direct the Trustee as to the investment of contributions and income attributable to the Funds (or any portion of the Fund that may be designated by the Committee) as set forth in Section 5.02.

               (b) The Committee shall notify the Trustee in writing of any appointment of an Investment Manager and the Trustee shall thereafter accept and execute any directions of the Investment Manager (with respect to that portion of the Funds over which the Committee granted such Investment Manager control) until such time as the Committee shall file with the Trustee a notice of revocation of such appointment.

               (c) The Committee may require an Investment Manager to prepare and submit, from time to time or at such intervals as the Committee may specify, such information relating to its investment activities, policies and performance as the Committee may deem appropriate.

               (d)  The Committee shall be responsible for
periodically reviewing the performance of an Investment Manager and shall submit quarterly investment reports to the Board of Directors, which reports review and analyze the performance of

each such Investment Manager appointed by the Committee. The Committee shall also cause to be maintained accounts showing all the investments held under the trust and shall submit investment reports to the Committee at any time such reports are requested by the Committee and in no event less than annually. Each member of the Committee shall use that degree of care, skill, prudence and diligence, under the circumstances then prevailing, that a prudent man acting in a like capacity and familiar with such matters would use in his conduct of a similar situation.

          13.07  Appointment of Insurance Company.  The Committee
                 --------------------------------
is expressly empowered to appoint one or more insurance companies from which guaranteed investment contracts will be purchased with the monies held in a Fund and is expressly empowered to remove any such insurance company at any time. The Committee shall notify the Trustee in writing of any appointment or removal of an insurance company under this Section.

          13.08  Records.  The Committee shall maintain or cause
                 -------
to be maintained all records which they shall deem necessary or advisable in order to show, when necessary for purposes of the Plan, the transactions relating to each Fund in the Participant's Account.

          13.09  Expenses.  All administrative expenses of the
                 --------
Plan shall be borne by the Company and paid at the request of the Committee; provided, however, that any reasonable expenses incurred by the Trustee in performing its duties and such reasonable compensation of the Trustee as may be agreed upon between the Company and the Trustee shall constitute a charge upon the Funds until paid by the Company.

          13.10  Claims Procedure.
                 ----------------

               (a) Prior to November 15, 1993, the Committee shall provide adequate notice in writing to any Participant or beneficiary whose claim for benefits under the Plan has been denied, setting forth specific reasons for denial written in a manner calculated to be understood by the Participant. In addition, the Committee shall afford a reasonable opportunity to any Participant whose claim for benefits has been denied for a full and fair review of its decision under procedures specified by the Act, or regulations thereunder.

               (b) The following provisions shall apply as of November 15, 1993:

                    (1)  Filing And Initial Determination Of Claim.
                         -----------------------------------------
Any Member, beneficiary, or his duly authorized representative may file a claim for a Plan benefit to which the claimant believes that he is entitled. Such a claim must be in

writing and delivered to the Committee in person or by certified mail, postage prepaid. Within 90 days after receipt of such claim, the Committee shall deliver personally or send to the claimant by certified mail, postage prepaid, notice of the granting or denying, in whole or in part, of the claim, unless special circumstances require an extension of time for processing the claim. In no event may the extension period exceed 90 days from the end of the initial period.
If an extension is necessary, the claimant will be given a written notice to this effect prior to the expiration of the initial 90-day period. The Committee has full discretion to deny or grant a claim in whole or in part. If notice of a claim is not furnished in accordance with this Paragraph (1), the claim will be deemed denied and the claimant will be permitted to exercise his right of review pursuant to Paragraphs (3) and (4) of this Section.

                    (2)  Duty Of Committee Upon Denial Of Claim.
                         --------------------------------------
The Committee will provide to every claimant who is denied a claim for benefits written notice setting forth in a manner calculated to be understood by the claimant:

                         (A)  the specific reason or reasons for the
denial;

                         (B)  specific reference to pertinent Plan
provisions on which the denial is based;

                         (C)  a description of any additional material
or information necessary for the claimant to perfect the claim and an explanation of why the material is necessary; and

                         (D)  an explanation of the Plan's claim
review procedure.

                    (3)  Review Of Claim Denial.  Within 60 days
                         ----------------------
after receipt by the claimant of written notification of the denial in whole or in part of his claim, the claimant or his duly authorized representative, upon written application to the Committee in person or by certified mail, postage prepaid, may request the Committee to review the denial, review pertinent documents and submit issues and comments in writing. The Committee shall make a prompt decision on the review. The decision on review shall be written in a manner calculated to be understood by the claimant, and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based. The decision on review shall be made not later than 60 days after the Committee's receipt of a request for a review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered not later than 120 days after receipt of a request for review. If an extension is necessary, the

claimant shall be given written notice of the extension prior to the expiration of the initial 60-day period. If notice of the decision on the review is not furnished in accordance with this Paragraph (3), the claim shall be deemed denied and the claimant shall be permitted to exercise his right to legal remedy pursuant to Paragraph (4) of this Section.

                    (4)  Legal Remedy.  After exhausting the claims
                         ------------
procedure as provided under this Plan, nothing shall prevent any person from pursuing any other legal remedy.

                              ARTICLE XIV

                      NON-ASSIGNABILITY OF FUNDS
                      --------------------------

          14.01  Non-assignment.  Except as permitted by
                 --------------
section 1021(c) of the Act, no right or interest of any Participant under the Plan shall be assignable or transferable. Notwithstanding the foregoing, the right to a benefit payable with respect to a Participant pursuant to a "qualified domestic relations order" (within the meaning of section 414(p) of the Code) may be created, assigned or recognized. The Committee shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders.

                              ARTICLE XV

                   AMENDMENT, TERMINATION OR MERGER
                   --------------------------------

          15.01  Amendment or Termination.  Prior to a Change in
                 ------------------------
Control, by or pursuant to written action of the Board of Directors, the Plan at any time may be altered or amended retroactively or otherwise, or may be discontinued, terminated or suspended, in whole or in part, in any such case without the consent of the Trustee or of any of the Participants; provided that no such action shall diminish the interest of any Participant in any of the Funds as of the effective date of such action (unless required in order to comply with the qualification requirements of the Code). On complete discontinuance of contributions or termination of the Plan, in whole or in part, the interest of each affected Participant shall be nonforfeitable.

          15.02  No Reversion.  No part of the corpus or income of
                 ------------
any of the Funds shall ever revert to the Company in any event, and no part of the corpus or income of any of the Funds shall at any time be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries.

          15.03  Merger, Consolidation or Transfer.  In the case
                 ---------------------------------
of any merger or consolidation of this Plan with, or transfer of assets or liabilities of this Plan to any other plan, each Participant in this Plan shall be entitled to receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer.

                              ARTICLE XVI

                         TOP-HEAVY PROVISIONS
                         --------------------

          16.01  Definitions.  This Article shall be interpreted
                 -----------
in accordance with section 416 of the Code and the regulations promulgated thereunder. Regardless of how the terms defined in this Article are otherwise defined in the Plan, the definitions in Subsection 17.01(a) - (g) below and any other definitions in this Article shall govern for the purpose of this Article.

               (a)  The "Benefit Amount" for any Employee means
                         --------------
(1) in the case of any defined benefit plan, the present value (the present value shall be computed using a 5% interest assumption and the mortality assumptions contained in the Plan for benefit equivalence purposes) of his normal retirement benefit, determined on the Valuation Date as if the Employee terminated on such Valuation Date, plus the aggregate amount of distributions made to such Employee within the five-year period ending on the Determination Date (except to the extent already included on the Valuation Date) and (2) in the case of any defined contribution plan, the sum of the amount credited, on the Determination Date, to each of the accounts maintained on behalf of such employee under such plan plus the aggregate amount of distributions made to such Employee within the five-year period ending on the Determination Date.

               (b)  "Company" shall mean any company (including
                     -------
unincorporated organizations) participating in the Plan or plans included in the "aggregation group" as defined in this Article.

               (c)  "Determination Date" shall mean the last day
                     ------------------
of the preceding Plan Year or in the case of the first Plan Year of the Plan, the last day of such Plan Year.

               (d)  "Employees" shall mean employees, former
                     ---------
employees, beneficiaries, and former beneficiaries who have a Benefit Amount greater than zero on the Determination Date.

               (e)  "Key Employee" shall mean any Employee who is
                     ------------
a key employee as defined in section 416(i) of the Code. This definition shall be interpreted in accordance with section 416(i) of the Code and the regulations promulgated thereunder and such rules are hereby incorporated herein by reference.

               (f)  "Valuation Date" shall mean the first day (or
                     --------------
such other date which is used for computing plan costs for minimum funding purposes) of the twelve-month period ending on the Determination Date.

               (g)  A "Year of Service" shall be calculated using
                       ---------------
the Plan rules that normally apply for determining vesting service.

          16.02  Determination of Top-Heaviness.  This Plan shall
                 ------------------------------
be top-heavy for any Plan Year if, as of the Determination Date the sum of the Benefit Amounts of all employees who are Key Employees exceeds 60% of the sum of the Benefit Amounts for all Employees. For purposes of this calculation only, the following rules shall apply:

               (a) The Benefit Amounts of all Employees who are not Key Employees and who were Key Employees during any prior Plan Year shall be disregarded.

               (b) The Benefit Amounts of all employees who have not received any compensation from any Company (other than benefits under this Plan) at any time during the five-year period ending on the Determination Date shall be disregarded.

               (c) This calculation shall be made by aggregating any plans qualified under section 401(a) of the Code in which a Key Employee participates or which enables this Plan to meet the requirements of section 401(a)(4) or section 410 of the Code; all plans so aggregated constitute the "aggregation group." The Company may also aggregate any such plan to the extent that such plan, when aggregated with this aggregation group, continues to meet the requirements of section 401(a)(4) and section 410 of the Code.

               (d)  This calculation shall be made in accordance with
section 416 of the Code and the regulations promulgated thereunder and such rules are hereby incorporated by reference.

          16.03  Top-Heavy Provisions.  If the Plan is top-heavy
                 --------------------
for any Plan Year, the following provisions shall apply to such Plan
Year:

               (a)  (1)  Except to the extent not required by
section 416 of the Code or any other provision of law, notwithstanding any other provision of this Plan, if this Plan and all the other plans which are a part of the aggregation group are defined contribution plans, each Participant (and any other employee required by section 416 of the Code) other than Key Employees shall receive an allocation of employer contributions and forfeitures from a plan which is part of the aggregation group at least equal to 3% (or, if lesser, the largest percentage allocated to any Key Employee for the Plan
Year) of such Participant's section 415 compensation for such Plan Year (the "defined contribution minimum"). For the purposes of this subsection, a non-Key Employee shall be entitled to a

contribution if he is employed on the last day of the Plan Year (i) regardless of his level of compensation, (ii) without regard to whether he has made any mandatory contributions required under the Plan, and (iii) regardless of whether he has less than 1,000 hours of service (or the equivalent) for any accrual computation.

                    (2)  Except to the extent not required by
section 416 of the Code or any other provision of law, notwithstanding any other provisions of this Plan, if this Plan or any other plan which is part of the aggregation group is a defined benefit plan, each Participant who is a participant in any such defined benefit plan (who is not a Key Employee) who accrues a full Year of Service during such Plan Year (and any other employee so required by section 416 of the Code) shall be entitled to an annual normal retirement benefit from a defined benefit plan which is part of the aggregation group which shall not be less than the product of (1) the Employee's average compensation for the five consecutive years when the employee had the highest aggregate compensation and (2) the lesser of 2% per Year of Service to 20% (the "defined benefit minimum"). For purposes of calculating the defined benefit minimum, (1) compensation shall be defined as it is under section 415(c) of the Code and shall not include compensation in Plan Years after the last Plan Year in which the Plan is top-heavy and (2) a Participant shall not receive a Year of Service in any Plan Year before January 1, 1984 or in any Plan Year in which the Plan is not top-heavy. This defined benefit minimum shall be expressed as a life annuity (with no ancillary benefits) commencing at Normal Retirement Age. Benefits paid in any other form or time shall be the actuarial equivalent (as provided in the Plan for retirement benefit equivalence purposes) of such life annuity. Except to the extent not required by section 416 of the Code or any other provisions of law, each Participant (other than Key Employees) who is not a participant in any such defined benefit plan shall receive the defined contribution minimum (as defined in Paragraph (a)(1) above).

               (b) The maximum amount of a Participant's compensation which shall be taken into account under the Plan for such Plan Year shall be $150,000. Such amount shall be adjusted in accordance with section 416(d)(2) of the Code.

               (c) If the sum of Benefit Amounts of all employees who are Key Employees exceeds 90% of the sum of the Benefit Amounts for all the Employees as of a Determination Date, "1.0" shall be substituted for "1.25" in the definitions of Defined Benefit Plan Fraction and Defined Contribution Plan Fraction as utilized in this Plan. If the Plan is top-heavy but the sum of the Benefit Amounts of all employees who are Key Employees does not exceed 90% of the sum of the Benefit Amounts for all the Employees as of a Determination Date, "1.0" shall be

substituted for "1.25" in the definitions of Defined Benefit Plan Fraction and Defined Contribution Plan Fraction as utilized in this Plan, unless this Plan and all other plans which are part of the aggregation group provide a benefit under Section 17.03(a) where "4%" is substituted for "3%" therein, "3%" is substituted for "2%" therein and "20%" therein is increased by one percent for each year this
Section 17.03 applies (for a total increase of not more than ten percent).

                             ARTICLE XVII

                          GENERAL PROVISIONS
                          ------------------

          17.01  Statement of Account.  As soon as practicable
                 --------------------
after the close of each Plan Year, the Committee shall cause to be sent to each Participant a written statement of his Account.

          17.02  No Employment Rights.  The establishment of the
                 --------------------
Plan shall not be construed as conferring any legal rights for a continuation of employment nor shall it interfere with the rights of the Company to discharge any Participant from its employment and to treat him without regard to the effect which such treatment might have upon him as a Participant.

          17.03  Furnishing Data.  Each Participant shall be
                 ---------------
required to furnish the Committee with such information and data as may be considered by the Committee necessary for the proper administration of the Plan. Evidence and data submitted in conjunction with any retirement, pension or profit-sharing program of the Company may be accepted and used by the Committee under the Plan.

          17.04  Governing Law.  The administration of the Plan,
                 -------------
and any trust established under the Plan, shall be governed by the laws of the State of Colorado to the extent not inconsistent with the Act, and any person or corporation who now is or shall subsequently become a party to the Plan shall be deemed to consent to this provision.

          17.05  Additional Company Contributions.  If the number
                 --------------------------------
of shares of Common Stock held in Company Contributions Account as of a given Valuation Date is less than the number of such shares held therein as of the preceding Valuation Date, after taking into account appropriate adjustments for any cash reserves held in Company Contributions Account and any withdrawals, distributions and loans occurring in the interim, additional Employer contributions shall be made to Company Contributions Account to eliminate the difference. If the number of such shares held in Company Contributions Account as of a given Valuation Date is greater than the number of such shares held therein as of the preceding Valuation Date, after taking into account appropriate adjustments for any cash reserves held in Company Contributions Account and any withdrawals, distributions and loans occurring in the interim, the difference shall be held in a suspense account called the Suspense Account - Company Contributions Account, and the net value of such account shall be used to reduce the contributions to Company Contributions Account otherwise required by the Plan to be paid by the Employer to the Trustee. Notwithstanding the foregoing, in no event shall the

aggregate additional Employer contributions made pursuant to this
Section 18.06, less the aggregate gains used to reduce Employer contributions in accordance with this Section 18.06, exceed $50,000.

          17.06  Rights Affected and Preservation of Accrued
                 -------------------------------------------
Benefit.  Except as provided to the contrary herein, the provisions
- -------
of this amended and restated Plan shall apply only to Employees who complete an hour of service on or after January 1, 1989. The rights of any other individual shall be governed by the Plan as in effect upon his separation from service, except to the extent expressly provided in any amendment adopted subsequently thereto.

          17.07  Severability of Provisions.  If any provision of
                 --------------------------
this Plan is determined to be void by any court of competent jurisdiction, the Plan shall continue to operate and, for the purposes of the jurisdiction of that court only, shall be deemed not to include the provisions determined to be void.

          17.08  No Interest in Fund.  No person shall have any
                 -------------------
interest in, or right to, any part of the principal or income of the Fund, except as and to the extent expressly provided in this Plan and in the Trust Agreement.

          17.09  Withholding.  The Committee and the Trustee shall
                 -----------
have the right to withhold any and all state, local, and Federal taxes which may be withheld in accordance with applicable law.

          17.10  Construction.
                 ------------

               (a) Except where otherwise clearly indicated by the context, the masculine pronoun shall include the feminine where and the singular shall include the plural, and vice versa.

               (b) The titles and headings of the Articles and Sections in this Plan are for convenience only. In case of ambiguity or inconsistency, the text rather than the titles or headings shall control.

               (c) Any term used herein without an initial capital letter that is used in a provision of the Code with which this Plan must comply to meet the requirements of section 401(a)

of the Code shall be interpreted as having the meaning used in such provision of the Code, if necessary for the Plan to comply with such provision.

          Executed this ______ day of ____________, 19__.

                              CYPRUS AMAX MINERALS COMPANY
                              Committee


                              By:
                                 -----------------------------------
                                 Philip C. Wolf, Chairman


                              By:
                                 -----------------------------------
                                 Francis J. Kane, Member


                              By:
                                 -----------------------------------
                                 Gerard H. Peppard, Member


                               EXHIBIT A

                          Eligible Employees
                          ------------------

          Employees designated to be entitled to be Eligible Employees pursuant to Section 1.09 of the Plan:

          1. Hourly rated employees of the Amax Zinc Company, Inc. at Sauget, Illinois, and represented by the Oil, Chemical and Atomic Workers International Union, Local 7-347, AFL-CIO.

          2. Hourly rated employees of Climax Molybdenum Company and represented by the Oil, Chemical and Atomic Workers International Union, Local No. 2-24410, AFL-CIO; the International Brotherhood of Electrical Workers, Local No. 11823, AFL-CIO; and the Office and Professional Employees International Union, Local No. 410, AFL-CIO.

          3. Hourly rated employees of the Amax Potash Corporation at Carlsbad, New Mexico, and represented by the United Steelworkers of America, Local No. 181, AFL-CIO.

          4. Hourly rated employees of Climax Molybdenum Company at Langeloth, Pennsylvania, and represented by the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America, UAW, Local No. 1311.

          5. Effective March 1, 1988, hourly rated employees of Amax Metals Recovery, Inc. at Braithwaite, Louisiana, and represented by the United Steel Workers of America, Local No. 8377.

          6. Effective May 1, 1988, hourly rated employees of Amax Specialty Coppers Corporation at Carteret, New Jersey, and represented by the Amax Specialty Employee
               Association.

          7. Effective May 1, 1989, hourly rated employees of Amax Potash Corporation at Dumas, Texas, and represented by the Oil, Chemical and Atomic Workers International
               Union, Local No. 4-487, AFL-CIO.

                                  A-1